Exhibit 10.2

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and
230.406

Execution Copy

Dated 30 May 2014

(1)           ADAPTIMMUNE LIMITED

and

(2)           GlaxoSmithKline Intellectual Property Development Ltd

COLLABORATION AND LICENCE AGREEMENT

THIS AGREEMENT is made and effective as of May 30, 2014 (the “Effective Date”)

BETWEEN

1.                                      ADAPTIMMUNE LIMITED (registered number 6456207) whose registered office is at, 91 Park Drive, Milton Park, Abingdon, Oxon, OX14 4RY, United Kingdom (“Adaptimmune”); and

2.                                      GlaxoSmithKline Intellectual Property Development Ltd whose registered office is at 980 Great West Road, Middlesex, TW8 9GS, United Kingdom (“GSK”)

BACKGROUND

A.                                    GSK and its Affiliates are a global pharmaceutical company with expertise in the research, development, manufacturing and commercialization of human pharmaceuticals.

B.                                    Adaptimmune has extensive experience and intellectual property rights relating to the development of engineered, increased affinity T cell receptor cell therapeutics.

C.                                   GSK and Adaptimmune wish to collaborate to develop further T cell receptor cell therapeutics and Adaptimmune desires to grant to GSK exclusive options to obtain exclusive licenses to Adaptimmune’s intellectual property rights to further develop and commercialize Licensed Products (as defined below), in each case on the terms and conditions set out below.

OPERATIVE PROVISIONS

1.                                      Definitions and Interpretation

1.1.                           In this Agreement the following words and expressions have the meaning set opposite:

Action	has the meaning set forth in Section 7.4.2;

Adaptimmune	has the meaning set forth in the preamble;

Adaptimmune Background	means Background owned (whether solely or jointly with a Third Party) or Controlled by Adaptimmune, including the patents and patent applications listed on Schedule 3;

Adaptimmune Collaboration Program IP

means Collaboration Program IP solely invented by Adaptimmune, its Affiliates or its subcontractors and where such Collaboration Program IP is (a) invented prior to the JSC’s determination that at least one Therapy satisfies the applicable Lead Candidate Criteria in relation to the Second Target Program or any other Collaboration Program apart from the Initial

Target Program; or (b) invented in the course of conducting research and development to achieve the Clinical Development Criteria for the Generation 2 Product in relation to the Initial Target Program, and in either case as solely related to composition of matter or product claims of the Engineered TCR and/or mutations in the gene encoding for such Engineered TCR or of the Therapy. An example of Adaptimmune Collaboration Program IP is described at Schedule 13;

Adaptimmune Indemnified Parties	has the meaning set forth in Section 11.7;

Adaptimmune Patent Challenge	has the meaning set forth in Section 13.9;

Affiliate

means any company or other entity which directly or indirectly controls, is controlled by or is under common control with either Party, where ‘control’ means the ownership of more than 50% of the issued share capital or other equity interest (or such lesser percentage which is the maximum allowed to be owned by an entity in a particular jurisdiction) or the legal power to direct or cause the direction of the general management and policies of the relevant Party or such company or other entity; Immunocore Limited shall not be considered to be an Affiliate of Adaptimmune for the purposes of this Agreement;

Alliance Manager	has the meaning set forth in Section 4.11;

Applicable Laws

means all laws, rules and regulations and guidelines which are in force during the term of this Agreement and in any jurisdiction in which the Collaboration Program is performed or in which any Licensed Product is manufactured, sold or supplied to the extent in each case applicable to any Party to this Agreement;

Assignment Agreement	means the Assignment and Exclusive License between Adaptimmune and Immunocore Ltd (“Immunocore”), dated May 20, 2013;

ATTACK Agreement	has the meaning set forth in Section 11.9.2(a);

Background	means any Intellectual Property Rights existing at the Effective Date of this Agreement or arising outside of the performance of activities undertaken pursuant to the conduct of any Collaboration Program or Research Pool Program, such activities as set forth in the applicable Development Plan or being carried out to implement a Development Plan;

Biosimilar Application	has the meaning set forth in Section 7.4.1;

Biosimilar Product

means any cellular product or cellular therapy which is found in any country to be interchangeable with or biosimilar to any Licensed Product and which as a result is subject to an abbreviated marketing authorisation, or any cellular product or cellular therapy which contains the same Therapy with the same Target specificity as the Licensed Product;

BPC&I Act	means the Biologics Price Competition and Innovation Act of 2009, and applicable regulations promulgated thereunder, as amended from time to time;

Business Day

means a day on which banking institutions in London, England are open for business, but excluding the nine (9) consecutive calendar days beginning on December 24th and continuing through January 1st of each calendar year during the Term, and all Saturdays and Sundays;

CDA	has the meaning set forth in Section 10.6;

Claims	means all suits, demands, claims, actions, proceedings, or liabilities (whether criminal or civil and whether arising under contract, tort or under statute or otherwise) made by a Third Party;

Clinical Trial	means any human clinical trial or investigation in which a pharmaceutical product is administered to a person or patient including any Phase 1 Trial, Phase 2 Trial or Phase 3 Trial;

Clinical Development Candidate	means a Therapy meeting the Clinical Development Candidate Criteria or designated as a Clinical Development Candidate by the JSC in accordance with Section 4.2;

Clinical Development Candidate Criteria	means the criteria to be achieved by any Therapy as initially set forth in Section B of Exhibit A, which criteria may be modified for each applicable Collaboration Program by the JSC;

Clinical POC	has the meaning set forth in Schedule 2;

CMO	means contract manufacturing organization;

Collaboration Expansion Fee	has the meaning set out in Schedule 2;

Collaboration Program

means a program of research to discover, optimize and develop a Therapy through Completion of all Project Phases in the applicable agreed Development Plan in accordance with the terms of this Agreement. Collaboration Programs include all Target Programs and HLA Programs;

Collaboration Program IP

means any Intellectual Property Rights in any Results or any Intellectual Property Rights resulting from activities undertaken pursuant to the conduct of any Collaboration Program or Research Pool Program, in each case such activities being as set forth in the applicable Development Plan or being carried out to implement a Development Plan and whether carried out by a Party, its Affiliates or its subcontractors. For clarity Collaboration Program IP will include any Intellectual Property Rights generated from any contract manufacturing or other manufacturing process development activities included within any Development Plan;

Collaboration Program Option	means the Option exercised in relation to a Collaboration Program other than the Initial Target Program or Second Target Program;

Collaboration Program Option Period	has the meaning set forth in Section 6.1.3;

Commercially Reasonable Efforts

means, with respect to a Party, such efforts that are consistent with the efforts and resources normally used by such Party in the exercise of its reasonable business discretion relating to the research, development and commercialization of a pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics (such as treating the same or a similar Indication), which is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the potential or actual profitability of the applicable products (including pricing and reimbursement status achieved or to be achieved), and other relevant factors, including technical, legal, scientific and/or medical factors. For purposes of clarity, Commercially Reasonable Efforts would be determined on a market-by-market and Indication-by-Indication basis for a particular product and it is anticipated that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the product and the market(s) involved;

Completion

means in relation to any Project Phase, the earlier of either completion of all activities agreed for such Project Phase or commencement of activities under the next Project Phase. In relation to a Collaboration Program and Research Pool Program “Completion” means the completion of all activities under the applicable Development Plan. In relation to a Clinical Trial “Completion” means the completion of the Clinical Trial and production of a final report in accordance with the Clinical Trial protocol;

Confidential Information

means (a) the Results including data related to manufacturing process work and (b) all technical, scientific or commercial information (in any form or medium and including all copies of the same) concerning past, present, and/or future transactions, dealings, projects, plans, proposals, and other business affairs that are disclosed directly or indirectly by one Party (the “disclosing Party”) to the other (the “receiving Party”) at any time in contemplation of or in connection with this Agreement. For the avoidance of doubt Confidential Information shall include data, databases, practices, methods, techniques, specifications, formulations, formulae, protein sequences, DNA sequences, know-how, skill, test data, procedures, process information;

Controlled

means that a Party has the right to grant any licence or transfer the licence rights in relation to any Intellectual Property Right under this Agreement without violating the terms of any agreement or other arrangement with any Third Party and “Control” or “Controls” shall be interpreted accordingly;

Cover

means with respect to a particular patent or patent application and with reference to a particular product, service or process that the use, manufacture, sale, offer to sell, supply or import of such product, service or process would infringe a Valid Claim of such patent or patent application in the absence of the licenses under this Agreement or in the case of Joint Collaboration Program IP falls within the scope of any Valid Claim of a patent or patent application within the Joint Collaboration Program IP;

CPR	has the meaning set forth in Section 15.3;

Data Sharing Initiative

means GSK’s policy initiative, known at the Effective Date as the “SHARE Initiative”, to provide researchers with access to Clinical Trial and study information, including anonymised patient level data and as communicated to Adaptimmune from time to time and each case provided such initiative does not require any material changes to any Adaptimmune policies or operational practices;

Dataroom

means an electronic dataroom accessible by GSK and other existing or potential licensees of Adaptimmune which contains Confidential Information in relation to Targets and in particular the following information relevant to each Target: the name and accession number, the expression profile of the Target in normal tissues, the frequency of expression in cancers as collated from the scientific literature plus, where available, the frequency of expression in cancers as determined experimentally by Adaptimmune;

Dataroom Period

means the period that is the later to occur of either (a) the later of (i) expiration of the period of *** from the date GSK exercises the Initial Target Option; or (ii) *** after the ***                                               is received by Adaptimmune; or (b) where the Initial Target Program Option Period expires without exercise of Initial Target Option by GSK, the expiration of the period of *** from expiration of the Initial Target Program Option Period;

Defending Party	has the meaning set forth in Section 7.7.1;

Development Additional Work	has the meaning set forth in Section 3.6.1;

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Development Plan	has the meaning set forth in Section 2.1;

Due Diligence Dataroom

means the electronic database of agreements and other documentation provided by Adaptimmune to GSK at www.adaptimmune.ShareVault.net prior to the Effective Date, and which contents are listed in Schedule 12;

Effective Date	has the meaning set forth in the preamble;

EMA	means the European Medicines Agency, and any successor entity thereto;

Engineered TCR

means a TCR or a portion of a TCR, in each case with at least one mutation in the gene encoding for such TCR or portion of TCR, that comprises a TCR alpha chain variable domain and a TCR beta chain variable domain wherein the TCR or portion of the TCR binds to an HLA-presented antigen derived from a Target;

Entity	has the meaning set forth in Section 5.3.1;

Executive Officers	has the meaning set forth in Section 4.5;

FDA	means the United States Food and Drug Administration, and any successor entity thereto;

Field	means any use or purpose, including the treatment, palliation, diagnosis or prevention of any human disease;

First Commercial Sale

means, with respect to any Licensed Product, the first sale in a country in the Territory by GSK, its Affiliates or their sub-licensees after all required Regulatory Approvals have been granted in such country;

FTE

means the equivalent of the work of one employee full time on the Collaboration Program and performing any function directly related to the conduct of the applicable Development Plan. One FTE may constitute work performed by an individual whose time is dedicated solely to this Agreement or may comprise the efforts of several individuals, each of whom dedicates only part of his or her time to work under this Agreement;

FTE Rate	means *** for FTEs located outside of the United States and *** for FTEs located in the United States

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

for the period commencing on the Effective Date and ending December 31, 2014. On January 1, 2015 and on January 1st of each subsequent calendar Year, the foregoing rate shall be increased for the calendar Year then commencing by (a) in relation to any FTEs located in the United States the percentage increase, if any, in the CPI as of December 31 of the then most recently completed calendar year over the level of the CPI as of December 31 of the prior calendar year. As used herein, “CPI” means the Consumer Price Index — Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index), and (b) in relation to any FTEs located outside the United States by the percentage increase in mean average employee pay at Adaptimmune in the preceding year, such increase being evidenced by reasonable documentation from Adaptimmune and in each case up to a maximum increase of ***           . The mean average employee pay shall be taken from Adaptimmune employees performing technical, research or scientific functions (including project management) at Adaptimmune and shall not include employees performing an administrative function or officers of Adaptimmune.

GAAP	means Generally Accepted Accounting Principles;

Generation 1	has the meaning given in Schedule 2;

Generation 2	has the meaning given in Schedule 2;

Generation 2 Commit to Medicine Development Milestone	has meaning given in Schedule 2;

GSK	has the meaning set forth in the preamble;

GSK Background	means Background owned (whether solely or jointly with a Third Party) or Controlled by GSK or its Affiliates;

GSK Indemnified Parties	has the meaning set forth in Section 11.8;

GSK Patent Challenge	has the meaning set forth in Section 13.8;

HLA	means Human Leukocyte Antigen;

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

HLA Program	has the meaning set forth in Section 5.2;

ICC	has the meaning set forth in Section 15.4;

IFRS	means International Financial Reporting Standards;

IND	means Investigational New Drug application;

Indication

means a disease, treatment area or therapeutic indication in relation to which any Licensed Product has obtained Regulatory Approval. By way of example a specific type or sub-type of cancer will be an Indication. For the purposes of payment of Milestone Fees an Indication will not include an extension, amendment or supplement to an existing Regulatory Approval for treatment of the same disease or different patient stratifications within the same disease state;

Infringement	has the meaning set forth in Section 7.4.1;

Infringement Notice	has the meaning set forth in Section 7.4.1;

Initial Development Plan	has the meaning set forth in Section 2.1;

Initial Program Option	means the Option exercised in relation to the Initial Target Program;

Initial Target	means NY-ESO-1 restricted by HLA-A*0201;

Initial Target Program	has the meaning set forth in Section 5.1;

Initial Target Program Option Period	has the meaning set forth in Section 6.1.1;

Intellectual Property Rights

means patents, rights to inventions, copyright and related rights, trademarks, trade names and domain names, rights in designs, rights in computer software, database rights, rights in Confidential Information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

Joint Collaboration	means any Collaboration Program IP other than

Program IP	Adaptimmune Collaboration Program IP. An example of Joint Collaboration Program IP is described at Schedule 13;

Joint Background	means Background owned or Controlled jointly by any of Adaptimmune or its Affiliates on the one hand and any of GSK or its Affiliates on the other hand;

JPT	has the meaning set forth in Section 4.6;

JSC	has the meaning given in Section 4.1;

JMC	has the meaning given in Section 4.13;

Lapse Notice	has the meaning given in Section 6;

Lead Candidate

means any Therapy resulting from the performance of the Research Pool Program or any Collaboration Program which meets or is agreed by the JSC to meet the Lead Candidate Criteria or in relation to which the JSC agrees to proceed to Project Phase 2 of a Collaboration Program;

Lead Candidate Criteria	means the criteria to be achieved by Therapy(ies) as set forth in Section A of Exhibit A, which criteria may be modified for each Collaboration Program or the Research Pool Program by the JSC;

Licensed Product

means any Therapy arising from a Collaboration Program, or any pharmaceutical product, process or service comprising or containing a Therapy arising from a Collaboration Program whether or not alone or in combination with other products, processes or services and in any dosage form or formulation. Licensed Product excludes diagnostic products, processes or services and any pharmaceutical product which contains Soluble TCRs or services or processes which use or comprise Soluble TCRs. For the avoidance of doubt, for purposes of this definition, “a Therapy arising from a Collaboration Program whether or not alone or in combination with other products, processes or services” does not include a product, process or service that is administered separately from the Therapy, but would include additional products, processes or services that are contained within or are part of the Therapy itself;

LifeTech Agreements Losses	Has the meaning set forth in Section 11.9.1; means losses, damages, legal costs and other expenses arising out of or relating to a Claim;

Major Indication	means NSCLC, breast cancer, colorectal cancer and prostate cancer;

Milestone Fee	means each of the amounts set out in Schedule 2 in relation to each milestone;

Net Sales

means, with respect to each Licensed Product, the amount for all sales reported (either publicly, or internally if public reporting is not applicable) by GSK, its Affiliates or their sub-licensees in each of their respective accounts on a calendar quarterly basis and in each case based on the accounting rules applicable to production of such accounts (“Accounting Rules”). Such sales figures shall be the gross amount billed by GSK, GSK’s Affiliates or its sub-licensees or where not billed, received by GSK, GSK’s Affiliates or its sub-licensees in relation to any Licensed Product less gross to net deductions typically and consistently applied to such receipts by either GSK, GSK’s Affiliates or its sub-licensees in accordance with the applicable Accounting Rules and in each case which are actually incurred, allowed, paid, accrued or specifically allocated. An illustration of the gross to net deductions applied by GSK as at the Effective Date is set out in Schedule 10. For the avoidance of doubt, the Parties acknowledge that Schedule 10 is based on GSK’s current practices appropriate for its existing commercial product line, which does not currently include an autologous cell therapy product. To the extent that an autologous cell therapy product requires adjustments to the deductions set forth in Schedule 10, then the Net Sales definition will be amended to reflect such requirements. Further, as at the Effective Date, the applicable Accounting Rules are IFRS but the Net Sales definition will be amended as appropriate to reflect changes to GSK’s, its Affiliates or sub-licensees accounting rules (for example, change from IFRS to UK GAAP) brought about by merger, take-over or law;

Nominated HLA	has the meaning set forth in Section 5.2;

Nominated Target	has the meaning set forth in Section 5.1;

Nomination Date	means the date of receipt by GSK of the acceptance in writing by Adaptimmune of the

Nomination Notice;

Nomination Notice	has the meaning given in Section 5.3.2;

NSCLC OG Study Option	means non-small cell lung cancer; has the meaning set forth in Section 11.9.2(a); has the meaning set forth in Section 6.1;

Option Notice Option Periods	has the meaning set forth in Section 6.2; has the meaning set forth in Section 6.3;

Party	means either GSK or Adaptimmune as the context requires and “Parties” shall be construed accordingly;

Patent Liaisons	has the meaning set forth in Section 4.12;

Phase 1/2 Data Package

means, with respect to the Initial Target Program, the Clinical Trial report, IND (or equivalent documents and documentation in jurisdictions outside the United States), investigator brochure and all associated study reports produced in connection with the conduct of each Phase 1 Trial or Phase 2 Trial or combination of a Phase 1 Trial and Phase 2 Trial conducted by Adaptimmune under the Initial Development Plan and any other data or Results (including subcontractor data) agreed to be required as part of such data package and intended to allow GSK to determine whether it will exercise the Initial Program Option, ***

                                           . In addition, the Phase 1/2 Data Package shall include agreement from the FDA that the protocol that is planned to be used to demonstrate ***                                                                                                                                                            ;

Phase 1 Trial	means a clinical trial of a pharmaceutical product on human subjects or patients designed with the primary purpose of determining safety, metabolism and pharmacokinetic properties and

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clinical pharmacology of such product as and to the extent defined for the United States in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent regulation in any other country, including the Phase 1 part of any Clinical Trial that is a combination Phase 1 Trial and Phase 2 Trial; provided, that multiple cohorts in a single Phase 1 Trial, such as multiple dose-escalation cohorts, shall constitute a single Phase 1 Trial;

Phase 2 Trial

means a clinical trial of a pharmaceutical product on human patients designed to determine a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical safety and activity in a target patient population, as and to the extent defined for the United States in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country, excluding the Phase 1 part of any clinical trial that is a combination Phase 1 Trial and Phase 2 Trial;

Phase 3 Trial

means a clinical trial of a pharmaceutical product on patients designed to (a) establish that a drug is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed; and (c) support a Regulatory Approval of such drug, as and to the extent defined for the United States in 21 C.F.R. § 312.21(c), or its successor regulation, or the equivalent regulation in any other country;

Pivotal Study

means any Clinical Trial, the results of which are determined by a Regulatory Authority to enable grant of Regulatory Approval or in relation to which a Regulatory Authority has found that the results may be sufficient to support an application for Regulatory Approval;

Project Phase	means a phase of a Collaboration Program set forth in the applicable Development Plan agreed between the Parties from time to time during the term of this Agreement;

Project Phase 1	means the first phase of any Collaboration Program to identify one or more Therapies to the Target that meet the Lead Candidate Criteria;

Project Phase 2	means Project Phase 2A and Project Phase 2B of any Collaboration Program in which any Therapy developed or identified during Project Phase 1 are further developed with a goal of meeting the Clinical Development Candidate Criteria;

Project Phase 2A	means the first part of Project Phase 2 in which any Therapy from Project Phase 1 undergoes molecular specificity testing;

Project Phase 2B	means the second part of Project Phase 2 in which any Therapy which has undergone molecular specificity testing undergoes pre-clinical development;

Prosecuting Party	has the meaning set forth in Section 7.3.6;

Regulatory Approval

means regulatory approval (including pricing or reimbursement approval at a level reasonably acceptable to GSK, its Affiliates or their sub-licensees in any country of the Territory to the extent the applicable Regulatory Authorities in such country require pricing or reimbursement approval prior to commercialization of a product in such country) required to market a Licensed Product for an Indication in accordance with the Applicable Laws and regulations of a given country, or similar approvals in other foreign jurisdictions. In the United States, Regulatory Approval means approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA, and in the European Union, Regulatory Approval means approval of a Marketing Authorization Application (“MAA”) or an equivalent by the EMA. At the time GSK, its Affiliates or their sub-licensees makes any sale to an end user of a Licensed Product in a country which requires pricing or reimbursement approval and where other regulatory approval requirements have been met, pricing or reimbursement approval in such country shall be deemed to be at a level reasonably acceptable to GSK, its Affiliates or their sub-licensees;

Regulatory Authority

means the FDA in the U.S. or any health regulatory authority in another country in the Territory that is a counterpart to the FDA and holds responsibility for granting Regulatory Approval for a product in such country, including the EMA;

Replacement Target	has the meaning set forth in Section 5.3.4;

Research Pool	has the meaning set forth in Section 5.1.2;

Research Pool Program	has the meaning set out in Section 5.1.2;

Results

means any data, know-how, output, mutations, sequences, products, modifications, developments, assays, compounds, materials, documentation or other results arising directly from the performance of a Collaboration Program or Research Pool Program by either Party, its Affiliates or their subcontractors, including all data and information relating to manufacturing process development;

Royalty	means the royalty set out in Section 9.1;

Royalty Report	has the meaning given in Section 9.8;

Royalty Term Second Target Second Target Nomination Period Second Target Program Second Target Program Option Period

has the meaning set forth in Section 9.2;

has the meaning set forth in Section 5.1.3;

has the meaning set forth in Section 5.1.3;

has the meaning set forth in Section 5.1.3;

has the meaning set forth in Section 6.1.2;

Soluble TCRs

means a TCR in any form (whether alone or combined with other compounds or molecules) and which when administered or supplied are not comprised within or attached to (including via transfection) any cell;

Subcommittee SUSAR	has the meaning set forth in Section 4.9; means suspected unexpected serious adverse reactions in the United Kingdom and the equivalent in countries other than the United Kingdom;

Target	means the protein or biological molecule from which an HLA-presented antigen is derived;

Target Program	has the meaning set forth in Section 5.1;

TCR Technical Agreements	means a T-cell receptor in any form; has the meaning set forth in Section 11.9.2(a);

Term	has the meaning set out in Section 13.1;

Terminated Products	has the meaning set forth in Section 13.6.7;

Terminated Projects	has the meaning set forth in Section 13.6;

Territory	means worldwide;

Therapy	means a cellular product or cellular therapy that contains an Engineered TCR;

Third Party	means any entity or individual which is not a party to this Agreement or an Affiliate of GSK;

Third Party Infringement Claim	has the meaning set forth in Section 7.7.1;

Third Party Platform Rights

means any patents or patent applications Controlled by Adaptimmune and arising under an agreement between Adaptimmune and a Third Party, which agreement is for the development or research of a Therapy(ies);

Valid Claim

means a claim of any issued and unexpired patent or patent application within the Adaptimmune Background, Joint Background or Adaptimmune Collaboration Program IP or Joint Collaboration Program IP to the extent that such claim in any patent or patent application has not lapsed, been withdrawn or been disclaimed, denied or admitted to be invalid by any court of competent jurisdiction in a non-appealable judgment or otherwise rendered invalid or unenforceable through reissue, disclaimer or otherwise through re-examination, opposition, post-grant review or inter partes review, or lost through interference proceeding, or been cancelled or abandoned or dedicated to the public;

VAT	means value added tax as provided for in the Value Added Tax Act 1994 together with legislation supplemental thereto or other tax or a similar nature in substitution for it;

Year	means a period of 12 calendar months.

1.2.                      In this Agreement:

1.2.1.                 references to Sections and Articles are to the Sections and Articles of this Agreement;

1.2.2.                  headings are used for convenience only and do not affect its interpretation;

1.2.3.                  (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable; and

1.2.4.                  references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision.

2.                                      General Background - Collaboration Programs

2.1.                           The Parties shall collaborate on a series of Collaboration Programs in accordance with the terms and conditions set forth in this Agreement, and in accordance with a Development Plan established by the JSC, as amended from time to time (each, a “Development Plan”).  The Development Plan agreed to by the Parties prior to the Effective Date governing the Initial Target Program is set forth in Schedule 1 (the “Initial Development Plan”) and is intended to include all activities required to achieve Clinical PoC for both a Generation 1 product and a Generation 2 product of the same Therapy as described therein (which, for the avoidance of doubt, will include preclinical activities with respect to the Generation 2 product), as well as the anticipated maximum resource allocation and costs to complete the Initial Development Plan.  The Initial Development Plan shall be further updated by the JPT and/or JSC when reasonable or required, to include matters that cannot reasonably be addressed as of the Effective Date, including any activities related to the Generation 1 product or Generation 2 product.

2.2.                            In addition to the activities referred to above in Section 2.1, the Initial Target Program is also intended to include development of a series of manufacturing processes as set out in the Initial Development Plan, including establishment of a ***                                                                                  suitable for conduct of Pivotal Studies of the Licensed Products arising from the Initial Target Program.

2.3.                            All other Development Plans for all Collaboration Programs other than the Initial Target Program shall be drafted to include all activities anticipated by the Parties to be required to support a complete IND data package prior to any Clinical Trial performance, as defined for each Target Program or HLA Program.  Such IND data package shall be in a form capable for submission to Regulatory Authorities and consistent with GSK standards as communicated to Adaptimmune during the conduct of the applicable Collaboration Program and agreed by the Parties to apply to compilation of the IND data package.  In general, each Development Plan for each Collaboration Program other than the Initial Target Program shall include equivalent details to those agreed in the Initial Development Plan (but excluding any Clinical Trials or IND enabling manufacturing process development work which shall not be included in any other Development Plans except as provided in Section 5.1.3), including details of (a) the Target against which the Therapy is being developed; (b) the HLA type in relation to which the Therapy is being developed; (c) the expected timescales for the conduct of the Development Plan; (d) the start date for the Collaboration Program; (e) the tasks of each Party in relation to the performance of the Collaboration Program; (f) anticipated maximum resource allocation and cost of activities; and (g) tasks in relation to initial

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

manufacturing process validation for the relevant Therapy. The Development Plan for each Collaboration Program shall be developed and agreed in accordance with Section 5.3.8, and once agreed and finally approved by the JSC the Development Plan for each Collaboration Program shall form a schedule to this Agreement.

3.                                      Performance and Funding of Collaboration Programs

3.1.                            Adaptimmune shall commence work under the Initial Development Plan on the Effective Date.  All other Collaboration Programs shall commence promptly after agreement of the applicable Development Plan, in accordance with and subject to Section 5.3.7.

3.2.                           Adaptimmune (or its subcontractors) shall be responsible for conducting the activities set forth in each Development Plan, in accordance with the terms of such Development Plan, using Commercially Reasonable Efforts and in accordance with all Applicable Laws.  In addition, Adaptimmune (or its subcontractors) shall perform the Collaboration Program in good scientific manner, and in accordance with the policies set forth in the attached Schedule 5 (to the extent such policies are applicable to the activities being conducted) and, to the extent applicable, all other requirements of GLP, GCP and GMP.  All activities that are required to be performed to GLP, GCP or GMP shall be performed by Adaptimmune or a Third Party that is approved to do so, such approval demonstrated by Adaptimmune or such Third Party holding appropriate valid certification from a competent authority for the activities undertaken.  Adaptimmune shall use Commercially Reasonable Efforts to ensure the following:  (i) data are being generated using sound scientific techniques and processes; (ii) data are being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by personnel conducting research or development hereunder; (iii) data are being analyzed appropriately without bias in accordance with good scientific practices; and (iv) data and results are being stored securely and can be easily retrieved.  Notwithstanding Adaptimmune’s responsibility to carry out the activities set forth in the Development Plans, the following principles shall apply:  (a) Adaptimmune shall be primarily responsible for the conduct and implementation of the Development Plan, including contracting with relevant subcontractors, prior to exercise of Option by GSK; (b) the Development Plans (including the Initial Development Plan) will be reviewed periodically including with respect to the respective contributions of each Party and may be amended by the JSC including appropriate reductions in the applicable milestones payable to Adaptimmune to offset direct costs incurred by GSK (instead of Adaptimmune) in connection with any responsibilities assumed by GSK; and (c) GSK (or its subcontractors or Affiliates) may attend meetings between Adaptimmune and Third Parties (including Regulatory Authorities) as relevant to the Development Plan, in each case at GSK’s cost; provided that GSK will comply (and ensure its subcontractors or Affiliates comply) with Sections 3.2, 3.3 and 3.4 with respect to such conduct.

3.3.                           Subject to the requirements set forth above in Section 3.2, including the obligation to use Commercially Reasonable Efforts, Adaptimmune shall perform (or ensure that its subcontractors perform) the Collaboration Program using personnel which are suitably qualified and experienced to perform the activities set out in the Collaboration Program. Adaptimmune shall (i) within a reasonable period of time after agreement of the Development Plan assign the responsibility for each activity of each Project Phase to specific personnel; (ii) monitor progress of each activity of each Project Phase during the performance thereof; (iii) set suitable and appropriate objectives to ensure, to the extent reasonably possible, that each end point within any Project Phase is met in accordance with agreed timescales; (iv) allocate resources or additional resources to ensure performance of each Project Phase in accordance with agreed timescales and specifications.

3.4.                           Each Party shall provide cooperation and information as reasonably necessary to assist the other Party in performing the Collaboration Program. A Party shall not be responsible for any delay or suspension of any Collaboration Program where such delay or suspension is caused by any failure of the other Party to provide any information, assistance or cooperation.

3.5.                           On a Collaboration Program-by-Collaboration Program basis (excluding the Research Pool Program and the Initial Target Program), at any time during the conduct of Project Phase 1 of such Collaboration Program through the twenty one (21) Business Day period following Completion of Project Phase 1 of such Collaboration Program, Adaptimmune shall either (i) make a recommendation to the JSC that a Therapy satisfies the applicable Lead Candidate Criteria, or (ii) advise the JSC that no Therapy satisfies the applicable Lead Candidate Criteria, but that additional research is likely to result in a Lead Candidate; or (iii) advise the JSC that no Therapy satisfies the applicable Lead Candidate Criteria and that in Adaptimmune’s reasonable discretion, it is not technically feasible to develop a Lead Candidate under the applicable Collaboration Program.  The foregoing recommendations and advisements shall be made on the basis of all available Results which shall be shared with GSK via the JSC.

3.5.1.                        Within twenty one (21) Business Days after recommendation by Adaptimmune of the potential Lead Candidate in accordance with Section 3.5(i) above, the JSC will decide on the nomination of one or more Lead Candidate(s) to progress to Project Phase 2.  Upon the JSC’s determination that at least one Therapy satisfies the applicable Lead Candidate Criteria, such Therapy shall be deemed a Lead Candidate and shall be progressed into Project Phase 2A development.   If the JSC does not select any of the proposed Lead Candidates within twenty one (21) Business Days of submission by Adaptimmune, then the JSC may specify within a further twenty one (21) Business Days what additional research activities, if any, that were not included in the applicable Development Plan are required to enable at least one (1) Therapy to achieve the Lead Candidate Criteria (“Lead Additional Work”).  Promptly thereafter, the Parties will amend the applicable Development Plan to reflect any such Lead Additional Work and Adaptimmune shall conduct such Lead Additional Work.  If no Lead Additional Work is agreed or no Lead Candidate is nominated by the JSC within twenty one (21) Business Days after Completion of such Lead Additional Work, then GSK shall terminate the applicable Collaboration Program in accordance with Section 13.3 and Section 13.6 shall apply.

3.5.2.                        Within twenty one (21) Business Days after advising the JSC that no Therapy satisfies the Lead Candidate Criteria in accordance with Section 3.5(ii) or (iii), then the JSC shall either (i) specify within a further twenty one (21) Business Days what Lead Additional Work, if any, is required to enable at least one (1) Therapy to achieve the Lead Candidate Criteria, or (ii) decide to terminate the applicable Collaboration Program.  In the event that Section 3.5.2(i) occurs, the Parties will amend the applicable Development Plan to reflect any such Lead Additional Work and Adaptimmune shall conduct such Lead Additional

Work. If no Lead Candidate is nominated by the JSC within twenty one (21) Business Days after Completion of the Lead Additional Work, then GSK shall terminate the applicable Collaboration Program in accordance with Section 13.3 and Section 13.6 shall apply.

3.6.                           On a Collaboration Program-by-Collaboration Program basis (excluding the Research Pool Program or the Initial Target Program’s Generation 1 Therapy), at any time during the conduct of Project Phase 2 of such Collaboration Program through the twenty one (21) Business Day period following Completion of Project Phase 2 of such Collaboration Program, Adaptimmune shall either (i) make a recommendation to the JSC that a Lead Candidate satisfies the applicable Clinical Development Candidate Criteria, or (ii) advise the JSC that no Lead Candidate satisfies the applicable Clinical Development Candidate Criteria, but that in Adaptimmune’s reasonable discretion, additional research is likely to result in a Clinical Development Candidate; or (iii) advise the JSC that no Lead Candidate satisfies the applicable Clinical Development Candidate Criteria and that in Adaptimmune’s reasonable discretion, there is no additional research that will result in a Clinical Development Candidate because it is not technically feasible to develop a Clinical Development Candidate under the applicable Collaboration Program.  The foregoing recommendations and advisements shall be made on the basis of all available Results which shall be shared with GSK via the JSC.

3.6.1.                        Within twenty one (21) Business Days after recommendation by Adaptimmune of the potential Clinical Development Candidate in accordance with Section 3.6(i), the JSC will decide on the nomination of a Clinical Development Candidate.  Upon the JSC’s determination that at least one Lead Candidate satisfies the applicable Clinical Development Candidate Criteria, such Lead Candidate shall be deemed the Clinical Development Candidate.  If the JSC does not select any proposed Clinical Development Candidate within twenty one (21) Business Days of submission by Adaptimmune, then the JSC may specify within a further twenty one (21) Business Days what additional research activities, if any, that were not included in the applicable Development Plan are required to enable at least one (1) Lead Candidate to achieve the Clinical Development Candidate Criteria (the “Development Additional Work”).  Promptly thereafter, the Parties will amend the applicable Development Plan to reflect any such Development Additional Work and Adaptimmune shall conduct such Development Additional Work.  If no Development Additional Work is agreed or no Clinical Development Candidate is nominated by the JSC after Completion of such Development Additional Work, then GSK shall terminate the applicable Collaboration Program in accordance with Section 13.3 and Section 13.6 shall apply.

3.6.2.                        Within twenty one (21) Business Days after advising the JSC that no Lead Candidate satisfies the Clinical Development Candidate Criteria in accordance with Section 3.6(ii) or 3.6(iii), then the JSC may either (i) specify within a further twenty one (21) Business Days what Development Additional Work is required to enable one (1) Lead Candidate to achieve the Clinical Development Candidate Criteria, or (ii) decide to terminate the applicable Collaboration Program.  In the event that Section 3.6.2(i) occurs, the Parties will amend the applicable Development Plan to reflect any such Development Additional Work and Adaptimmune shall conduct such Development Additional Work. If no Clinical Development Candidate is nominated by the JSC after

Completion of the Development Additional Work, then GSK shall terminate the applicable Collaboration Program in accordance with Section 13.3 and Section 13.6 shall apply.

3.7.                           In relation to any Lead Additional Work or Development Additional Work agreed by the JSC under Sections 3.5.1, 3.5.2, 3.6.1 or 3.6.2, any additional time and effort incurred by Adaptimmune shall be at the cost of Adaptimmune where the time and effort already incurred during Project Phase 1 or Project Phase 2, as applicable, of such Collaboration Program, together with the Lead Additional Work or Development Additional Work, as applicable, does not exceed the maximum amount of resource allocation and costs by Adaptimmune for the Project Phase in the relevant Development Plan. In calculating the cost of such additional time and effort, such time and effort shall be calculated at Adaptimmune’s FTE Rate as at the date such time and effort are incurred. Any time and effort above such level shall be at GSK’s cost, as calculated on Adaptimmune’s relevant FTE Rate as at the date such time and effort are incurred.

3.8.                            Subject to the terms of this Agreement, the Parties shall have the right to engage subcontractors (including for clarity Affiliates) to perform certain of its obligations under the Collaboration Programs, and such subcontractors shall be assigned the applicable obligation as set forth in the agreed Development Plans; provided, that GSK shall have the right to approve (such approval not to be unreasonably withheld) any subcontractors used by Adaptimmune to conduct any work under a Development Plan after achievement of a Clinical Development Candidate, including any contract manufacturing organization or other entity engaged to conduct manufacturing process work as described in the Initial Development Plan. Any subcontractor to be engaged by a Party to perform a Party’s obligations under a Collaboration Program shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and shall agree in writing to comply with the applicable terms of this Agreement (including confidentiality terms); provided, that any Party engaging a subcontractor hereunder will remain responsible for the actions and omissions of any subcontractor to whom it delegates its obligations under this Agreement including to the extent such actions or omissions result in a breach of the terms of this Agreement.  Save in relation to any agreements already agreed between Adaptimmune and any Third Party as at the Effective Date and provided such agreements are included within the Due Diligence Dataroom, any Party engaging a subcontractor shall in all cases retain or obtain ownership of any and all Intellectual Property Rights arising as a result of performance of any sub-contracted activity under the Development Plan and any subcontract agreement shall state that such subcontractor has no rights to use any Intellectual Property Rights owned or Controlled by the other Party save as strictly necessary for performance of the subcontracted activities. Any subcontractor shall not be entitled to further subcontract its obligations under this Agreement except in the case of any subcontracts or sub-licenses described in Section 6.8.   ***

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***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3.9.                            Collaboration Program Expenses.

3.9.1.                        Except as provided in Section 3.7, 5.1.3, 11.9.2(b)(i) or in this Section 3.9, each of the Parties shall be responsible for its own costs and expenses incurred in performing any Collaboration Program or the Research Pool Program, as applicable.  Adaptimmune shall provide the JSC with quarterly reports (the first to be provided within 30 days following the first full calendar quarter after the Effective Date) detailing its progress under all Collaboration Programs and the Research Pool Program including incurring of costs and expenses. If the JSC amends any Development Plan or the Research Pool Program in a manner that would cause Adaptimmune’s costs of such Collaboration Program or the Research Pool Program to be additive or incremental to the anticipated maximum resource allocation for such Collaboration Program or the Research Pool Program, then GSK shall be responsible for such incremental Adaptimmune costs (with such costs being based on Adaptimmune’s FTE Rate as at the time such increased effort is incurred); provided, that GSK shall not be responsible for such costs if the amendment to the Development Plan or Research Pool Program was due to Adaptimmune’s failure to use Commercially Reasonable Efforts, negligence or other breach of obligations under this Agreement with respect to the conduct of the Development Plans or Research Pool Program.  For the avoidance of doubt, if any such amendment approved by the JSC substitutes new work for work set forth in the original Development Plan or Research Pool Program without increasing costs, or adds activities that do not result in increased costs, then Adaptimmune shall be responsible for such non-additive costs. In addition, if repeat work is required to be conducted by a subcontractor or sublicensee or Adaptimmune and Adaptimmune does not have to pay for such repeat work from the subcontractor or sublicensee (for example because such repeat work is at the cost of the subcontractor under Adaptimmune’s agreement with such subcontractor), then Adaptimmune shall be responsible for costs associated with such repeat work and GSK shall be under no obligation to compensate Adaptimmune for the cost of repeat work carried out by such subcontractor or sublicensee.  Neither Party will be responsible or liable under this Agreement for any delay to a Collaboration Program, Research Pool Program or delay to the development of any Licensed Product to the extent caused by a failure of the JSC to agree to amend the applicable Development Plan or Research Pool Program as described above and Adaptimmune will not be responsible for any such delay caused by GSK’s failure to agree to pay Adaptimmune’s increased costs associated with such changes.

3.9.2.                        Notwithstanding the foregoing, to the extent that the JSC approves a change to the Initial Development Plan to include additional Clinical Trial cohorts required to address feedback from the FDA on the manufacturing process referred to as CMC Version 1.5 in the Initial Development Plan, then the provisions of this Section 3.9.2 shall apply and not the provisions of Section 3.9.1 with respect to costs associated with such additional cohorts.  If such costs are additive or incremental to the anticipated maximum resource allocation for the Initial Development Plan, then the Parties shall share equally such incremental costs (with such costs being based on Adaptimmune’s FTE Rate as at the time such additional cohorts are conducted).  GSK shall reimburse Adaptimmune for such costs on a quarterly basis, within ***          after receipt of an invoice from Adaptimmune.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3.10.                     Any process design decisions that require CMO or other agreed capital expenditure and which have been approved to be incurred by the JSC in accordance with Section 4.13 shall be reimbursed or paid by GSK. Any payment or reimbursement by GSK will be subject in each case to (i) GSK’s approval of the applicable CMO or Third Party to the extent not already obtained and in each case not to be unreasonably withheld or delayed and (ii) Adaptimmune procuring access for GSK to such CMO or Third Party in order to explore funding models and to leverage any existing relationship with such CMO or Third Party.  Where any such capital expenditure results in the acquisition or installation of assets which are being used by Adaptimmune for purposes other than any Collaboration Program or Research Pool Program, the relevant capital expenditure to be reimbursed or paid by GSK shall be apportioned between GSK and Adaptimmune, the amount of such capital expenditure to be paid by Adaptimmune being agreed between the Parties based on then-current and planned future uses of such assets.

4.                                      Governance; Collaboration Program Management

4.1.                           Within fifteen (15) Business Days of the Effective Date, the Parties will assign representatives to form a joint steering committee (the “JSC”).   The JSC shall be responsible for overseeing the conduct of all Collaboration Programs, and approving the detailed requirements and deliverables for any Collaboration Program as developed by the JPT and/or JMC.  The JSC shall have oversight and decision-making responsibilities for activities performed for each Collaboration Program and shall resolve disputes arising at the JPT and JMC.  The JPT and JMC (where applicable) shall keep the JSC informed of the progress and activities under each Collaboration Program.  The JSC shall be comprised of four (4) representatives (or such other number of representatives as the Parties may agree) from each of GSK and Adaptimmune.  Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 16.1 or by e-mail to the other Party’s Alliance Manager.  Each representative of a Party shall have sufficient seniority and appropriate expertise in biotechnology and pharmaceutical drug discovery and development to participate on the JSC.  Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party to attend meetings of the JSC as non-voting participants, subject to the confidentiality obligations of Article 10, as may be required by the agenda for such meetings. The Alliance Managers shall also participate as non-voting members in JSC meetings.

4.2.                           In addition to the responsibilities set forth in Section 4.1, the JSC shall perform the following functions, subject to the final decision-making authority of the respective Parties as set forth in Section 4.5:

4.2.1.                        review and approve a Development Plan for each Collaboration Program in accordance with the timelines set forth in Article 5;

4.2.2.                        review and approve any changes required to the Development Plan for any Collaboration Program in accordance with Section 4.7;

4.2.3.                        review and monitor progress of each Collaboration Program with input from the JPT;

4.2.4.                        confirm whether the Lead Candidate Criteria have been achieved by a Therapy;

4.2.5.                        review and approve changes to the Lead Candidate Criteria for each Collaboration Program;

4.2.6.                        confirm whether the Clinical Development Candidate Criteria have been met by a Therapy;

4.2.7.                        review and approve changes to the Clinical Development Candidate Criteria for each Collaboration Program;

4.2.8.                        review and discuss data arising from the Phase 1 Trials, Phase 2 Trials or combination of Phase 1 Trials and Phase 2 Trials conducted under the Initial Target Program and determine whether they shall continue based on interim data;

4.2.9.                        review and monitor progress of the Initial Target Program with input from the JPT and JMC;

4.2.10.                 generally serve as a forum for exchange of information and to facilitate discussions regarding the conduct of the Collaboration Programs hereunder;

4.2.11.                 resolve disputes referred from the JPT or JMC;

4.2.12.                 develop a plan for technology transfer in accordance with Section 6.11 and review and determine the requirement for any additional documentation under Section 6.11 below;

4.2.13.                 review and approve the regulatory strategy for the Therapy directed to the Initial Target during the Initial Program Option Period;

4.2.14.                 review and determine the amount of initial training and technical assistance required from Adaptimmune to GSK under Section 6.11 together with the time for provision of such initial training and technical assistance;

4.2.15.                 addressing the issues assigned to the JSC as set forth in Section 11.9.2; and

4.2.16.                 such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed by the Parties from time to time.

4.3.                           Save as provided under Section 4.7, the JSC shall meet quarterly or more or less frequently as agreed by the Parties and chairing of the meetings shall be alternated between each Party’s designated representative, unless otherwise agreed. The meetings shall be held at the premises of the Party chairing the meeting unless otherwise agreed. The Parties may also agree to hold such meeting by telephone or video conference or webinar although at least one (1) meeting in any Year shall be in person to the extent possible. The first meeting shall be chaired by Adaptimmune and shall be held within thirty (30) days of the Effective Date.  The Alliance Manager for the Party chairing each meeting shall be responsible for arranging the date of the meeting and shall circulate an agenda for the meeting at least ten (10) Business Days prior to the agreed date for the meeting. The other Party shall be entitled to comment on and add items to the agenda and re-circulate the agenda at least five (5) Business Days ahead of the agreed date of the meeting.  The Parties shall each be responsible for their own costs and expenses incurred in participating and attending JSC meetings.  Copies of data and proposals to be discussed shall be circulated by each Party at least forty eight (48) hours prior to each JSC meeting where reasonably possible.

4.4.                            The Alliance Manager from the Party that is not the chairing Party shall be responsible for preparing and circulating minutes, within fifteen (15) Business Days of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions and decisions approved by the JSC and a list of any issues to be resolved by the Executive Officers pursuant to Section 4.5.  Such minutes shall be effective only after approved by both Parties in writing.  With the sole exception of specific items of the meeting minutes to which the members cannot agree and that are escalated to the Executive Officers as provided in Section 4.5, definitive minutes of all JSC meetings shall be finalized no later than twenty five (25) Business Days after the meeting to which the minutes pertain.  If, at any time during the preparation and finalization of the JSC minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process set forth in Section 4.5.  The decision resulting from the escalation process shall be recorded by the Alliance Manager in amended finalized minutes for such meeting.

4.5.                           Decisions of the JSC shall be made on a unanimous basis with each Party having one vote on the JSC (irrespective of the number of attendees from each Party at any JSC meeting). In the event of any inability to reach a decision at a JSC meeting, the matter may be referred by either Party to in the case of Adaptimmune, the CEO of Adaptimmune and in the case of GSK, the President of Pharma R&D (or his designee) for resolution (the “Executive Officers”). Where resolution is still not possible within fifteen (15) Business Days of referral to the Executive Officers, GSK shall have the final decision-making authority save that GSK shall not be entitled to resolve any dispute in a way which would (a) require amendment of this Agreement; or (b) materially increase or change the scope of work, cost or expenses of Adaptimmune under any agreed Development Plan for any Collaboration Program or result in a ***        to the Collaboration Program; or (c) result in Adaptimmune losing any ownership interest in any Collaboration Program IP; or (d) place patients at excessive risk or which might be reasonably considered to place patient health and safety at risk in any Clinical Trial conducted by Adaptimmune in accordance with a Development Plan; or (e) result in a change to the contributions of the Parties to the Development Plans including as to which Party contracts with any CMO or other subcontractor.  For the avoidance of doubt, a ***

.  By way of example, if Project Phase 1 ***

.  Solely in the case where Adaptimmune reasonably believes GSK’s final decision will have one or more of the consequences set forth in (a) — (e) above, Adaptimmune may refer the matter to the dispute resolution process set forth in Article 15.

4.6.                            Joint Project Team.   As soon as possible after the Effective Date, the Parties shall establish a joint project team (the “JPT”) which shall be initially responsible for the day-to-day operations of the Initial Target Program. The JPT shall also be responsible for the day-to-day operations of all other Collaboration Programs when they become

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

effective; provided, that if multiple JPTs are needed due to different Targets or disease areas, then the Parties may establish separate JPTs for different Collaboration Programs. The JPT shall be comprised of representatives from each of GSK and Adaptimmune with the appropriate scientific expertise with respect to the conduct of the Development Plans (and such representatives may vary depending on the relevant Project Phase) and shall meet on a monthly basis (or more or less frequently as agreed by the Parties) at Adaptimmune’s facilities, GSK’s facilities or via teleconference at such times as may be agreed by the Parties during the term of the applicable Collaboration Program.  The JPT will report to the JSC and will be responsible for the day-to-day management of the conduct of the Development Plans including any non-material changes to the Development Plans, overseeing the conduct of experiments and reviewing data resulting from such experiments as set forth in the Development Plans, proposing amendments to the Development Plans, proposing new Development Plans to the JSC for new Collaboration Programs for JSC approval, discussing potential Lead Candidates and Development Candidates for proposal to the JSC.  All decisions of the JPT on matters for which it has responsibility shall be made unanimously.  In the event that the JPT is unable to reach a unanimous decision within ten (10) Business Days after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue submitted to the JSC for resolution in accordance with Section 4.5.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JPT, including all travel and living expenses.  Each JPT shall automatically cease to exist on completion of the relevant Collaboration Programs that it supports and exercise or expiry of all Collaboration Program Options applicable to such Collaboration Programs.

4.7.                           Where any Party wants to materially amend the services or tasks allocated under any Development Plan (whether under Section 3.2 or otherwise and subject to Section 4.5) it shall notify the JSC of such desire to amend. The notification shall include details of the changes being requested and the impact such changes will have on the remainder of the Development Plan including any impact on timescales. Unless the request needs to be determined ahead of the next JSC meeting, any amendment to the Development Plan will be discussed at the next JSC meeting and the request for change will be added to the agenda for the next meeting. Where a request needs to be determined more quickly, the JSC may call a special meeting to resolve the matter ahead of the next scheduled JSC meeting. The chair of such special meeting shall be the same chair as for the next JSC meeting. Minutes of the special meeting will be circulated and prepared in accordance with Section 4.4.

4.8.                            The JSC shall not have any authority to amend the terms of this Agreement or to add Collaboration Programs in excess of the fifteen (15) Collaboration Programs permitted under this Agreement (namely five (5) Target Programs and ten (10) HLA Programs).  The foregoing provisions of this Article 4 notwithstanding, neither Party shall have the right to exercise its final decision-making authority to unilaterally: (a) determine that it has fulfilled any obligations under this Agreement or that the other Party has breached any obligation under this Agreement; (b) make a decision that is expressly stated to require the mutual agreement of the Parties; or (c) otherwise expand its rights or reduce its obligations under this Agreement.

4.9.                            From time to time, the JSC may establish subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a “Subcommittee”).  Each Subcommittee shall consist of such number of members as the JSC determines is appropriate from time to time.  Such members shall be individuals with expertise and responsibilities in the relevant areas over which such Subcommittee shall have oversight and/or decision-making authority.

4.10.                    The JSC shall automatically cease to exist on completion of all Collaboration Programs and exercise or expiry of all Initial Program Options and all Collaboration Program Options. The JSC’s involvement in relation to any particular Collaboration Program shall cease on the earlier of termination of such Collaboration Program in accordance with Article 13 or exercise of the Option in relation to any Collaboration Program. Following termination of the JSC, communication between the Parties shall be via the Alliance Managers and each Party shall make its Alliance Manager available at least twice per Year in person or by telephone and on provision of thirty (30) days written notice to discuss any updates or reports provided in accordance with this Agreement.

4.11.                     Promptly after the Effective Date, each Party shall appoint an individual to act as alliance manager for such Party (each, an “Alliance Manager”).  Each Alliance Manager shall thereafter be permitted to attend meetings of the JSC as a non-voting observer, subject to the confidentiality provisions of Article 10.  The Alliance Managers shall be a primary point of contact for the Parties regarding the collaboration activities contemplated by this Agreement or other reporting obligations under this Agreement and shall facilitate all such activities hereunder.  The Alliance Managers shall also be responsible for assisting the JSC in performing its oversight responsibilities with respect to the activities of the JPT, as well as by preparing and finalizing the minutes from meetings of the JSC.  The name and contact information for such Alliance Managers, as well as any replacement(s) chosen by Adaptimmune or GSK, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 16.1 of this Agreement.

4.12.                    Within thirty (30) days after the Effective Date, the Parties shall each designate representative(s) to consult with the other Party’s representative(s) with respect to patent prosecution, defence and enforcement matters (the “Patent Liaisons”) as more fully described in this Section 4.12.  The Patent Liaisons shall discuss, at such times, places and frequencies as either Patent Liaison determines is necessary, material issues and provide input to each other regarding the prosecution, maintenance, enforcement or defence of Adaptimmune Background, Adaptimmune Collaboration Program IP, Joint Collaboration Program IP and Joint Background and in each case in accordance with the rights granted under Article 7.  The Patent Liaisons shall be responsible for coordinating the implementation of each Party’s strategies for the protection of the foregoing Intellectual Property Rights in accordance with the terms of this Agreement.  All final decisions related to the prosecution, maintenance, enforcement or defence of any Adaptimmune Background, Adaptimmune Collaboration Program IP, Joint Collaboration Program IP and Joint Background shall be made by the Prosecuting Party (as defined in Section 7.3.6).

4.13.                    Joint Manufacturing Committee. The Parties shall form a Joint Manufacturing Committee (“JMC”) as a Sub-committee to the JSC. The JMC shall be formed within thirty (30) days after the Effective Date and shall include three (3) representatives from each Party (or such other number as mutually agreed by the Parties), in each case suitably qualified to assist in the development and co-ordination of the manufacturing process development forming part of the Initial Target Program, including process, analytical, quality and supply expertise. The JMC shall meet on a monthly basis (or more or less frequently as agreed by the Parties) at Adaptimmune’s facilities, GSK’s facilities or via teleconference at such times as may be agreed by the Parties during the term of the applicable Collaboration Program.  Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party to attend meetings of the JMC as non-voting participants, subject to the confidentiality obligations of Article 10, as may be required by the agenda for such meetings. The JMC will coordinate with the JPT assigned to the Initial Target Program as required or useful, will report to the JSC and will be responsible for the day-to-day management of the manufacturing process development activity within the Initial Target Program including proposing amendments to the Development Plan regarding such manufacturing processes for review by JSC.  The JMC shall also identify any manufacturing process decisions which will result in any CMO or other Third Party capital expenditure to be approved and reimbursed by GSK as set forth in Section 3.10 and will be the forum at which Adaptimmune shall keep GSK informed of any quality or compliance issues or financial issues with Adaptimmune’s CMOs of which Adaptimmune becomes aware. For clarity any such expenditure shall need to be prior approved by GSK in writing before being incurred. All decisions of the JMC on matters for which it has responsibility shall be made unanimously.  In the event that the JMC is unable to reach a unanimous decision within ten (10) Business Days after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue submitted to the JSC for resolution in accordance with Section 4.5.  Each Party will bear all expenses it incurs in regard to participating in all meetings of the JMC, including all travel and living expenses.  The JMC shall automatically cease to exist on completion of the Initial Target Program and the Second Target Program (if Adaptimmune conducts manufacturing activities under the Second Target Program), as the case may be, and completion of the technology transfer requirements set forth in Section 6.11 and Schedule 7 as they relate to the Initial Target Program and Second Target Program, respectively.

5.                                      Collaboration Programs — Development Plans; Target Nomination

5.1.                            Target Programs.

5.1.1.                        GSK has the right to nominate up to five (5) Targets (each, a “Nominated Target”) to be the subject of Collaboration Programs as set forth in this Article 5 (each Collaboration Program directed to a Nominated Target, being a “Target Program”).  Each such Target Program shall relate to a different Nominated Target.  The Initial Target is deemed nominated as at the Effective Date and shall be the subject of the first Target Program (the “Initial Target Program”).

5.1.2.                        Within six (6) months of the Effective Date, the Parties will collaborate and jointly nominate three (3) Targets other than the Initial Target subject to JSC approval, such three (3) nominated Targets constituting the “Research Pool”. The JSC shall agree the activities, specification and scope of activities to be conducted by Adaptimmune (the “Research Pool Program”) as soon as reasonably possible after the Effective Date and such Research Pool Program shall be designed to assess whether any of the Targets in the Research Pool meet the Lead Candidate Criteria.  The Research Pool Program shall be added to the Agreement as a Schedule once agreed. Adaptimmune shall perform the Research Pool Program in the same way as if such Research Pool Program was a Collaboration Program including as relevant performance in accordance with Section 3.2.

5.1.3.                        Following Completion of the Research Pool Program and provision to GSK of all Results arising from the performance of activities in the Research Pool Program, GSK and Adaptimmune shall collaborate to answer any additional or further questions GSK has in relation to its decision to select a Target from the Research Pool to be the subject of a Collaboration Program as set forth in this Section 5.1.3. Such further collaboration shall not include any further testing or development work by Adaptimmune.  Within three (3) months after Completion of the Research Pool Program and provision to GSK of all Results arising from the performance of activities in the Research Pool Program (the “Second Target Nomination Period”), GSK shall have the first right to nominate a Target from the Research Pool as the second Nominated Target (“Second Target”) to be the subject of a Collaboration Program (the “Second Target Program”).  Following such nomination the Parties shall agree the Development Plan relating to such Second Target in accordance with Section 5.3.7, such Development Plan to include completion of work for an IND filing excluding any contract manufacturing activities. The Parties intend that GSK will conduct or have conducted manufacturing activities with respect to the Second Target Program; provided, that GSK shall have the right to require Adaptimmune to conduct contract manufacturing activities by contractors approved by GSK as agreed in the Development Plan and such activities shall constitute additional work payable by GSK, the cost being calculated on Adaptimmune’s relevant FTE rate as at the date such time and effort are incurred, with Third Party costs directly reimbursable by GSK in accordance with a plan mutually agreed by the Parties. Once GSK has nominated a Second Target it shall have no right to nominate the other Targets from the Research Pool in accordance with Section 5.3 unless otherwise agreed with Adaptimmune in writing.

5.1.4.                        GSK shall not have any right to nominate any further Targets other than the Initial Target and the Second Target until such time as GSK has (i) ***                                ; or (ii) ***

. Following occurrence of either of the foregoing, GSK shall have the right to nominate up to two (2) additional Targets in the manner set forth in Section 5.3 and during the Dataroom Period.

5.1.5.                        GSK shall be entitled to nominate the fifth Target only once GSK has ***                              and during the Dataroom Period.

5.2.                           HLA Programs.  Each Target Program under Section 5.1 above shall be specific to a designated HLA allele. GSK also has the right to nominate further HLA alleles per Nominated Target (each, a “Nominated HLA”) up to a maximum of a total of ten (10) and to be the subject of further Collaboration Programs as set forth in this Section 5.2 (each Collaboration Program directed to a Nominated HLA, an “HLA Program”).  GSK may not exercise its right to nominate a Nominated HLA associated with a Nominated Target until such time as GSK has (i) ***               ; or (ii) ***                                                                          in which case GSK shall be entitled to nominate HLA alleles for HLA Programs, to be capped at a number that is twice the number of Nominated Targets at such time (up to a maximum of a total of 15 Target

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Programs). Following ***                                                              by GSK, GSK shall be entitled to nominate any remaining entitlement to HLA Programs.

5.3.                             Nomination Process.

5.3.1.                        The Dataroom shall be available to GSK for the Dataroom Period and GSK shall be required to select the fifth (5th) Target (if applicable) prior to expiry of the Dataroom Period.  The same information as provided in the Dataroom shall also be available to all partners, licensees and potential licensees of Adaptimmune.  Adaptimmune warrants that, as of the Effective Date the same information has been, and for the Dataroom Period will be, provided to GSK in the Dataroom in relation to Targets as has been or will be provided to other potential licensees and partners of Adaptimmune (each an “Entity”) who have been granted access or will be granted access to the Dataroom as of the Effective Date or during the Dataroom Period (excluding any information relating to Targets which have been exclusively licensed to any Third Party prior to the Effective Date or which have been removed under Section 5.3.4).  Adaptimmune may add further Targets to the Dataroom in its absolute discretion. For clarity there shall be no obligation on Adaptimmune to add any Targets to the Dataroom where such Targets have been provided by any Third Party and such Third Party has not consented to inclusion of the Targets within the Dataroom.

5.3.2.                        Except for the Initial Target, GSK shall nominate a Target or HLA by providing notice in writing in the form set out in Schedule 8 to Adaptimmune (the “Nomination Notice”). The Nomination Notice shall specify either (a) the Target being nominated together with the HLA allele to which any Therapy directed at the Target should first be developed; or (b) the new HLA allele to which any Therapy should be directed for a Nominated Target that is the subject of a pre-existing Target Program.  Adaptimmune shall have five (5) Business Days from receipt of Nomination Notice to accept or reject the Nomination Notice by signing and returning a completed Nomination Notice to GSK; provided that a Nomination Notice may only be rejected in accordance with Section 5.3.4 below and shall be accepted by Adaptimmune under all other circumstances.  The Nomination Date for the Initial Target shall be the Effective Date. Date of acceptance of a Nomination Notice by Adaptimmune under this Section 5.3.2 shall constitute the Nomination Date in relation to all other Targets and HLAs notified under this Section 5.3.2.

5.3.3.                        Upon the Nomination Date, Adaptimmune shall immediately remove the Nominated Target from the Dataroom (if such Target is in the Dataroom), and thereafter, Adaptimmune shall not (a) work on or further develop any Therapy to the Nominated Target, including any HLA alleles associated with such Nominated Target except as provided in this Agreement; (b) license or collaborate with any Third Party in relation to the development of any Therapy to the Nominated Target; or (c) otherwise make available such Nominated Target to any Third Party for development of a Therapy to such Nominated Target.  Adaptimmune warrants that all information regarding the Initial Target has been removed from the Dataroom on or before the Effective Date, and the Parties agree that the foregoing sentence applies to the Initial Target as of the Effective Date.

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5.3.4.                        Adaptimmune may remove Targets from the Dataroom in its sole discretion at any time prior to receipt of a Nomination Notice, and may reject a Nomination Notice that names a Target, if (a) there is no freedom to operate with respect to such Target or TCR sequence meaning that use of such Target or TCR sequence would infringe the rights of a Third Party, (b) Adaptimmune has an agreement in principle to grant a licence to a Third Party as evidenced by the ***                                                       and the Third Party ***                                         , (c) Adaptimmune has selected the Target to be the subject of an internal program as can be evidenced by ***

or in relation to which research work has actually started within Adaptimmune, in each case prior to the receipt of the Nomination Notice, or (d) Adaptimmune has agreed binding terms in relation to such Target with a Third Party.  Any Target removed from the Dataroom or named in a Nomination Notice rejected by Adaptimmune in accordance with this Section 5.3.4 shall be deemed an “Invalid Target”. Adaptimmune shall not be liable for any claim by GSK arising out of removal of a Target from the Dataroom by Adaptimmune prior to receipt of a Nomination Notice.  Any Nomination Notice received in relation to an Invalid Target shall be deemed rejected and Adaptimmune shall remove the Invalid Target from the Dataroom if not previously removed.  GSK shall have the right to nominate a replacement Target (each, a “Replacement Target”) in lieu of the Invalid Target in the same manner as described in Section 5.3.2 until the later of either (i) expiration of the Dataroom Period, or (ii) six (6) months from GSK’s receipt of notice that a Nominated Target is an Invalid Target.  For clarity, GSK may continue to nominate Replacement Targets under the terms of this Agreement when and if previously nominated Replacement Targets are deemed Invalid Targets and subject to the maximum of five (5) Target Programs under Section 5.1.

5.3.5.                        With respect to any Invalid Target described in Section 5.3.4(a) above, Adaptimmune agrees not to (a) work on or further develop any Therapy to the Invalid Target, including any of its HLA alleles associated with such Invalid Target; or (b) licence or collaborate with any Third Party in relation to the development of any Therapy to the Invalid Target, including any HLA alleles associated with such Invalid Target, in each case, for a period commencing on the date that the Nomination Notice specifying such Invalid Target was deemed invalid in accordance with Section 5.3.4(a) (or as relevant the date a Target is removed from the Dataroom), and ending on the latest to occur of either (i) ***  from such date; or (ii) the ***                of the Effective Date, in each case subject to Section 5.3.6 below.

5.3.6.                        Where any Invalid Target, with respect to which Adaptimmune rejected a Nomination Notice from GSK, subsequently becomes available for licence to GSK or any other Entity, Adaptimmune shall provide prompt written notice to the first Entity in time (which for purposes of this Section 5.3.6 includes GSK) that (a) previously nominated such Target; and (b) has any further right to request a licence to such Target. That Entity shall then have a thirty (30) day period to nominate the now available Target in accordance with the terms agreed between Adaptimmune and such Entity. After expiration of such thirty (30) day period, Adaptimmune shall offer the now available Target to the next

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Entity in time that previously requested such Target and that Entity shall then have thirty (30) days to nominate the now available Target. This procedure shall continue for the next Entity in time using the same procedure as set out in this Section 5.3.6 until the earlier of an Entity taking a licence to such now available Target or all entities rejecting such Target.

5.3.7.                        Where any Nominated Target is accepted by Adaptimmune (excluding the Initial Target), the JSC shall have sixty (60) days (or such other reasonable period as may be necessary) after the Nomination Date to develop and approve the Development Plan for the applicable Target Program or HLA Program, and promptly thereafter Adaptimmune shall commence the work set forth in the Development Plan; provided, that Adaptimmune shall have no obligation to commence work under an agreed Development Plan until the earlier of (a) the ***                          of work under a Development Plan for the most recently agreed and active Collaboration Program; or (b) the date on which Adaptimmune has ***

.  For the avoidance of doubt, the foregoing ***                                             shall not apply to the conduct of the Initial Target Program, the Research Pool Program or the Second Target Program.

5.3.8.                        Notwithstanding the foregoing, Adaptimmune shall use Commercially Reasonable Efforts to conduct on-going Target validation work in accordance with its then current business plans in order to add new Targets to the Dataroom during the Dataroom Period.  During the Dataroom Period Adaptimmune shall report to the JSC at each JSC meeting as to its progress with on-going Target validation work and the total number of Targets in the Dataroom at such time, and shall notify the JSC where any new Target is added to the Dataroom. This Section 5.3.8 shall not require Adaptimmune to provide any sequence information or any other additional information other than the type of information as is provided for other Targets in the Dataroom.

5.3.9.                        In the event that GSK believes on reasonable grounds that the number of Targets within the Dataroom which are capable of meeting the ‘Lead Candidate Criteria - Target nomination’ criteria under Section A of Exhibit A is materially limited due to lack of Target validation activities by Adaptimmune or removal of Targets by Adaptimmune or a Third Party as a result of either (i) a merger or acquisition event of Adaptimmune, (ii) a collaboration agreement with a Third Party or (iii) Adaptimmune’s own business plans, then GSK may request in writing that Adaptimmune assess Targets other than those in the Dataroom. Written request from GSK shall include all relevant details relating to the Target as may be available to GSK as at the relevant time and the reason why assessment of Targets other than those in the Dataroom is being required.  Adaptimmune will carry out validation of any Targets notified by GSK to assess whether those Targets meet the ‘Lead Candidate Criteria - Target nomination’ criteria under Section A of Exhibit A. Such validation shall include validation work equivalent to that carried out by Adaptimmune in relation to the Targets listed in the Dataroom and as agreed by the Parties in a project plan (“Validation Plan”). ***                                                                         . Following performance of the Validation Plan, GSK may nominate any Target subject to a Validation Plan in accordance with Section 5.3 (excluding Section 5.3.1) and the remaining terms of this Agreement shall apply to such Target as if it were a Target from the Dataroom. Adaptimmune may withhold its consent to carrying out any Validation Plan in relation to any Target requested by GSK under this Section 5.3.9 where the provisions of Sections 5.3.4(a)-(d) apply as at the date on which Adaptimmune receives notice of the Target under this Section from GSK. GSK shall have the right to require assessment of a replacement Target in relation to any Target rejected by Adaptimmune for the reasons provided in Sections 5.3.4(a)-(d). No Target nominated by GSK under this Section 5.3.9 will be added to the Dataroom by Adaptimmune.

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GSK shall only be entitled to request assessment of a maximum of *** Targets under this Section 5.3.9 for each of the ***, *** or *** Targets which remain to be nominated by GSK under Section 5.1. Nothing in this Section 5.3.9 shall extend the number of Targets which can be nominated by GSK under this Agreement. For the avoidance of doubt, if GSK nominates a Target for validation within the Dataroom Period, then GSK shall have the right to nominate such Target upon completion of the validation work by Adaptimmune, regardless of whether such work is completed prior to the expiry of the Dataroom Period.  Performance of any Validation Plan shall be subject to Section 5.3.7 as if such Validation Plan was a Development Plan. Notwithstanding the foregoing, nothing in this Section 5.3.9 shall prohibit GSK from discussing assessment of non-validated Targets with Adaptimmune in the absence of the conditions set forth in the first sentence of this Section 5.3.9; provided that where the Parties agree to proceed with such assessment, the Parties will negotiate in good faith the terms which would apply to such assessment including responsibilities of each Party and time, cost and resource allocations required of each Party.

5.3.10.                 In addition to GSK’s right to nominate a Target in accordance with Section 5.3.2 above, GSK shall also have the right to ask Adaptimmune to remove no more than one Target at a time from the Dataroom to allow GSK to conduct preliminary diligence on such Target for a period not to exceed sixty (60) days. Such request shall be made in writing and shall specify the relevant Target (“Pre-diligence Notice”). During the period of sixty (60) days from receipt of the Pre-diligence Notice, the provisions of (i) Section 5.3.3 shall apply to the notified Target and Adaptimmune shall remove such Target from the Dataroom, and (ii) Adaptimmune agrees not to licence or collaborate with any Third Party in relation to the development of any Therapy to the applicable Target, including any HLA alleles associated with such Target. The Pre-diligence Notice shall also be subject to Section 5.3.4 (as if the Target named in the Pre-diligence Notice was a Target named in a Nomination Notice) and GSK will be entitled to issue a Pre-diligence Notice in respect of a different Target should Section 5.3.4 apply.  For clarity, Section 5.3.5 and Section 5.3.6 shall not apply to any Target specified in a Pre-diligence Notice, and preliminary diligence on any Target shall not include any right for GSK to research or develop any Engineered TCR to the applicable Target selected for preliminary diligence by GSK.

5.4.                           Research Licence.  Commencing on the Effective Date, and solely to the extent that it is agreed in any Collaboration Program or Research Pool Program that GSK should conduct work under the applicable Development Plan or Research Pool Program, Adaptimmune shall grant and hereby grants to GSK a non-exclusive licence in the Territory under the Adaptimmune Background and Adaptimmune’s interests in Collaboration Program IP, to

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the extent necessary for GSK’s performance of the Collaboration Program or Research Pool Program. The licence under this Section 5.4 shall expire on the earlier of (a) the date on which Adaptimmune rejects a Nomination Notice in accordance with Section 5.3.2; or (b) an exclusive licence being granted following exercise of the relevant Option, as applicable; or (c) expiration of the applicable Option Period without exercise of the Initial Program Option or Collaboration Program Option, as applicable; or (d) Completion of the Collaboration Program or Research Pool Program.  The licence under this Section 5.4 shall be sub-licenseable to GSK’s Affiliates and subcontractors to the extent such Affiliates and subcontractors are performing any obligations under any Collaboration Program or the Research Pool Program.

5.5.                           Research Pool Restrictions.    Commencing on the date of agreement of the Targets for inclusion in the Research Pool and ending on expiry of the earlier to occur of (a) expiration of the Second Target Nomination Period without GSK having nominated the Second Target; or (b) nomination of the Second Target from the Research Pool by GSK in accordance with Section 5.3.2, Adaptimmune agrees that it shall not (i) work on or further develop any Therapy to the Targets within the Research Pool, including any HLA alleles associated with such Targets except as provided in this Agreement; (ii) license or collaborate with any Third Party in relation to the development of any Therapy to the Targets within the Research Pool; or (iii) otherwise make available such Targets within the Research Pool to any Third Party for development of a Therapy to such Targets.  Adaptimmune shall remove all information regarding the Targets within the Research Pool from the Dataroom upon selection thereof in accordance with Section 5.1.2. For clarity, Adaptimmune may in its discretion return information regarding the Targets within the Research Pool to the Dataroom (a) for all Targets in the Research Pool on expiration of the Second Target Nomination Period without GSK having nominated the Second Target; or (b) for the Targets from the Research Pool which have not been nominated following nomination of the Second Target from the Research Pool by GSK in accordance with Section 5.3.2.

6.                                      Options; Licences

6.1.                            Adaptimmune shall grant and hereby grants to GSK, a series of exclusive options (each an “Option”) to obtain the exclusive licences on the terms set out in Section 6.6.

6.1.1.                        The Option in respect of the Initial Target Program shall commence on the Effective Date, and shall expire on the date that is the later to occur of either (i) ***

; (ii) ***

if GSK decides to ***

with respect to the Generation 1 Therapy; or (iii) ***                     GSK determines that ***                        with respect to the ***        will either ***             if such decision occurs ***                         (“Initial Target Program Option Period”).  GSK shall have the right during such Initial Target Program Option Period to audit all subcontractors in the supply chain; provided, that if Adaptimmune’s contracts with such subcontractors do not permit GSK’s direct audit of their facilities, then Adaptimmune shall use all Commercially Reasonable Efforts to conduct the audit on GSK’s behalf and

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provide all results of such audit to GSK reasonably promptly (and in each case to the extent permitted by the relevant sub-contracts).  If GSK does not exercise the Option in respect of the Initial Target Program prior to expiration of the Initial Target Program Option Period then thereafter GSK shall have no right to develop and commercialize the Therapy or Licensed Product arising from the Initial Target Program.  For the avoidance of doubt, if GSK does not exercise the Option ***                                                  , the Option ***

.

6.1.2.                        The Option in respect of the Second Target Program Option shall commence on the Nomination Date for the Second Target and shall expire (i) following ***                             of the documentation and Results after completion of work for ***                                                                                                             ; and (ii) on the date that is ***                                       for any Therapy subject to the Second Target Program (“Second Target Program Option Period”).  For clarity, if the ***

.  If GSK does not exercise the Option in respect of the Second Target Program prior to expiration of the Second Target Program Option Period then thereafter GSK shall have no right to develop and commercialize the Therapy or Licensed Product arising from the Second Target Program. For clarity no Option is granted in relation to the two (2) other Targets forming part of the Research Pool and which are not nominated in accordance with Section 5.3.

6.1.3.                        The Option in respect of all other Collaboration Programs shall commence on a Collaboration Program-by-Collaboration Program basis on the Nomination Date for the relevant Target or HLA and shall expire (i) following ***                                               of the documentation and Results after completion of work for ***                                                                                                          ; and (ii) on the date that is ***

for any Therapy subject to the applicable Collaboration Program (“Collaboration Program Option Period”).  For clarity, if the ***

.  If GSK does not exercise the Option in respect of any Collaboration Program (other than the Initial Target Program and Second Target Program) prior to expiration of the Collaboration Program Option Period then thereafter GSK shall have no right to develop and commercialize the Therapy or Licensed Product arising from the applicable Collaboration Program to which the Option relates.

6.2.                           GSK may exercise an Option at any time during the periods set out in Section 6.1 above by provision of written notice to Adaptimmune specifying the Initial Target Program, Second Target Program or other Collaboration Program in relation to which the Option is being exercised (“Option Notice”).  On receipt of the Option Notice by Adaptimmune and payment of the relevant Milestone Fee, Adaptimmune shall grant, and hereby

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grants, to GSK the exclusive licence on the terms set out in Section 6.6 with respect to such Initial Target Program, Second Target Program or other Collaboration Program.

6.3.                            On a Collaboration Program-by-Collaboration Program basis and Target-by-Target basis and during the Initial Target Program Option Period, Second Target Program Option Period or Collaboration Program Option Period (collectively, and as the context requires, the “Option Periods”), as applicable, Adaptimmune shall not (a) independently or with, or on behalf of, a Third Party, conduct any research, development or commercialisation activities on any Therapy directed to the Nominated Target subject to such Collaboration Program or Licensed Product; or (b) license any Third Party under its rights in the Collaboration Program IP, Adaptimmune Background or Joint Background to manufacture, use, sell or supply any Therapy directed to the Nominated Target subject to such Collaboration Program or Licensed Product. ***

; or (ii) Adaptimmune licenses its Intellectual Property Rights to a Third Party in relation to the development of Therapies or TCRs to Targets other than the Nominated Target; or (iii) Adaptimmune licenses its Intellectual Property Rights to a Third Party to enable such Third Party to carry out specific research projects intended to improve or enhance the Adaptimmune Background and which are not specific to any Nominated Target. For clarity any research or development licence agreement with a Third Party under Section 6.3(iii) shall not include any licence under Adaptimmune Background, Joint Background or Collaboration Program IP to manufacture, sell, supply, use, import or commercialise any Therapy or Licensed Product arising out of a Collaboration Program.

6.4.                           For the avoidance of any doubt and save as explicitly otherwise provided in Section 6.6, no licence is granted under this Agreement (including under any exercise of an Option or the licenses granted under Section 6.6) to GSK under Adaptimmune Background or Collaboration Program IP in relation to any product that contains Soluble TCRs.

6.5.                            During the term of this Agreement, Adaptimmune shall inform GSK where it reasonably determines that it may be unable to continue to fund any Collaboration Program or Research Pool Program, including payments to subcontractors, or where it considers that it will have insufficient funding to employ the FTEs required by Adaptimmune to Complete any Collaboration Program or Research Pool Program within the timescales agreed in the relevant Development Plan that are planned to be conducted in the next four (4) months.  Such determination shall be made by assessing Adaptimmune’s then-current cash burn rate and cash flow forecasts.  In particular, Adaptimmune’s Alliance Manager shall report to the JSC at each JSC meeting as to whether, following a discussion with the CEO of Adaptimmune, the insufficiencies described in the foregoing sentence exist. Following disclosure of such concerns, GSK may request a meeting between an appropriate and senior individual within GSK and Adaptimmune’s CEO to discuss potential insufficiencies and any potential resolutions or mitigating factors which may exist. Any meeting (which will be by telephone call unless otherwise agreed) shall be held promptly and Adaptimmune will answer any reasonable questions raised in such meeting.  Nothing in this Section 6.5 shall be construed to require Adaptimmune to breach any regulatory requirements or rules of any relevant stock exchange on which Adaptimmune or any of its Affiliates may at any time be listed.

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6.6.                            Licence Terms.

6.6.1.                        Commencing upon GSK’s exercise of an Option as described in Section 6.2, Adaptimmune shall grant and hereby grants to GSK the following licenses:

(a)                                 an exclusive license under Adaptimmune’s interests in and to Collaboration Program IP and Joint Background to make, have made, import, use, offer for sale, and sell Licensed Products arising from the applicable Collaboration Program in the Field in the Territory.  Each such license shall continue for the applicable Royalty Term, unless earlier terminated pursuant to Article 13;

(b)                                 an exclusive license under the Adaptimmune Background solely to the extent it is necessary for GSK to make, have made, import, use, offer for sale, and sell Licensed Products in each case as arising from the applicable Collaboration Program in the Field in the Territory. Each such license shall continue until the earlier to occur of (i) the date on which such license is no longer necessary for GSK to make, have made, import, use, offer for sale, and sell Licensed Products in the Field in the Territory; or (ii) expiration of the applicable Royalty Term, unless earlier terminated pursuant to Article 13;

6.6.2.                        Each licence granted in accordance with Section 6.6 is separate and independent from any other licence granted in accordance with this Agreement.

6.7.                            The licences under Section 6.6 shall not include any rights to (a) create new or different Engineered TCRs to a different Target other than the applicable Nominated Target; or (b) to modify the variable domain of the Engineered TCR (including to introduce new or different mutations into the variable domain); provided that it shall not be a breach of this Section 6.7(a) if any Licensed Product that is directed primarily at the applicable Nominated Target additionally binds to a Target other than the Nominated Target.

6.8.                            The licences under Section 6.6 include the right to sub-licence with the prior written consent of Adaptimmune, such consent not to be unreasonably withheld, except, that consent shall not be required as follows:

6.8.1.                        GSK may use contract research organizations to perform portions of the development of the Licensed Products to the extent consistent with its normal business practices and in all cases consistent with Section 3.8 above;

6.8.2.                        GSK may engage reasonably qualified Third Parties to distribute and sell the Licensed Products to the extent such arrangements are commercially reasonable throughout the Territory and in all cases consistent with Section 3.8 above;

6.8.3.                        GSK may use Third Parties, including contract manufacturers, to manufacture, label and package the Licensed Products provided such use is in all cases consistent with Section 3.8 above; and

6.8.4.                        GSK may sub-license any of its rights to Affiliates.

GSK shall notify Adaptimmune within thirty (30) days of execution of any sub-licence agreement and, except with respect to sublicences to Affiliates, shall provide a redacted copy (in which commercial terms or terms not relevant to compliance with the terms of this Agreement shall be redacted) of such sub-licence agreement to Adaptimmune.  Where any Affiliate is sub-licensed by GSK, GSK shall procure that such Affiliate agrees to comply with the applicable terms of this Agreement including Sections 6.8, 6.9, 6.14, 8.3 and 13.8 and Articles 7, 9, 10, and 14. GSK shall remain responsible for any acts or omissions of its sub-licensees including to the extent such acts or omissions result in a breach of the terms of this Agreement.

6.9.                            Save in relation to the terms of any Agreement agreed by Adaptimmune prior to the Effective Date and provided to GSK in the Due Diligence Dataroom, each Party will include binding provisions in all sub-licences granted in accordance with Section 6.8 or 3.8 providing that if the sub-licensee or any of sub-licensees’ Affiliates ***

, as applicable, with respect to ***

, then GSK or Adaptimmune, as applicable, will be permitted, subject to Applicable Laws, to terminate such sub-licence agreement.  If a sub-licensee of GSK or Adaptimmune as applicable, or any Affiliate of such sub-licensee ***                     , then upon receipt of notice from Adaptimmune or GSK of ***                        , as applicable, GSK or Adaptimmune (as applicable) will either ***

.

6.10.                     Post-Option Exercise Responsibilities.

6.10.1.                 Following commencement of each licence as provided in Section 6.6, GSK shall use Commercially Reasonable Efforts to further develop, manufacture, sell and supply Licensed Products within the Territory with a view to obtaining Regulatory Approval for at least one Licensed Product from each Collaboration Program as soon as reasonably possible. GSK shall comply with all Applicable Laws including requirements of GMP and GCP in relation to any manufacture, development, sale or supply of Licensed Products. GSK shall be solely responsible for all activities relating to the manufacture, development, sale and supply of Licensed Products and shall have sole and final decision-making authority with respect thereto.

6.10.2.                 GSK will submit reports to Adaptimmune on ***      basis, commencing six months after GSK exercises the first Option, as applicable, to update Adaptimmune, in reasonable detail, on the current progress and status of the conduct of material development activities with respect to the Licensed Products including Clinical Trial progress.  Each Party shall provide details of any SUSARs as soon as reasonably possible after it becomes aware of such SUSARs and in each case to the extent that such SUSAR relates in the case of GSK to any Licensed Product; and in the case of Adaptimmune to any Engineered TCRs (to the extent Adaptimmune is able to provide such information without breaching any Third Party obligation). Nothing in this Section 6.10.2 will obligate GSK to disclose confidential information to

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Adaptimmune regarding a proprietary compound or product of GSK or a Third Party. Adaptimmune may ask clarification questions following receipt of reports and GSK (via its Alliance Manager or otherwise) will provide answers within reasonable timescales to such clarification questions.

6.11.                     Technology Transfer; Regulatory Assistance.

6.11.1.                 Adaptimmune shall transfer and deliver (or provide access) to GSK all Results arising out of such Collaboration Program, Initial Target Program or the Second Target Program as relevant to the extent GSK does not already have access to such Results and to the extent such Results are in a tangible form, together with all materials set forth on Schedule 7 (if applicable) in a manner that allows for the orderly transition of Licensed Products to GSK following GSK’s exercise of the Option relating to such Collaboration Program, Initial Target Program or Second Target Program.  The JSC, in collaboration with the relevant JPT and JMC (if applicable) or the Parties (to the extent the JSC is no longer in existence for such Collaboration Program) shall develop and complete a detailed technology transfer plan to implement the activities set forth in the foregoing sentence within fifteen (15) Business Days after exercise of the relevant Option; provided, that such technology transfer shall be completed no later than sixty (60) days after GSK exercises an Option. Such Results shall be provided in the form agreed in the Development Plan or as otherwise agreed between the Parties.  Any data package intended to be submitted to a Regulatory Authority with an IND filing shall meet all applicable Regulatory Authority guidelines.  Adaptimmune shall use Commercially Reasonable Efforts to transfer the Results and materials on Schedule 7 (if applicable) in a format that is compliant with Applicable Laws; provided that, if such format is not compliant with Applicable Laws, then GSK shall inform Adaptimmune of such insufficiency and Adaptimmune shall use Commercially Reasonable Efforts to correct such insufficiency reasonably promptly thereafter.  The details of any additional materials or documentation that may be reasonably required by GSK to further develop, manufacture, register or sell Licensed Products, shall be determined by the JSC including as relevant the timing of provision of any such additional documentation. The JSC shall also determine the amount of reasonable technical assistance and training initially required from Adaptimmune, at Adaptimmune’s expense, to GSK’s personnel with respect to Results and the materials set forth in Schedule 7 (if applicable) to enable GSK to comply with its diligence obligations under Section 6.10.1. Such initial technology assistance and training shall be provided promptly as reasonably required and determined by the JSC, and in furtherance of the JSC’s determination, Adaptimmune shall make available suitably qualified and experienced resources to provide such technical assistance and training.  Thereafter, GSK may request up to four (4) meetings per Year (which may be held by teleconference or video conference). ***

and to the extent that any technical assistance and training ***

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.  For the avoidance of doubt, the foregoing

technology transfer support provided by Adaptimmune shall not include any retesting or other scientific analysis of Results provided by Adaptimmune.

6.11.2.                 Where it is required or desirable that Adaptimmune attend meetings (either after exercise of an Option or during the applicable Option Period) between GSK and Regulatory Authorities to discuss matters for which Adaptimmune was responsible, including any End of Phase 2 meeting where the Phase 1/2 Data Packages from the Initial Target Program may be discussed, or any meeting at which Results in support of an IND filing from any other Collaboration Program will be discussed, Adaptimmune shall participate in such meetings with GSK.  In each case, the Parties shall meet in advance of such regulatory meeting to agree objectives of the meeting, questions to be presented and answered, information and documentation to be provided, and strategy and roles of each Party at the meeting.  Adaptimmune shall inform GSK immediately if, after exercise of an Option, any Regulatory Authority communicates with it instead of GSK with respect to any Licensed Products or Therapies arising from the applicable Collaboration Program, and shall not respond to such communications except to inform the Regulatory Authority that GSK is the Party responsible for such Therapy or Licensed Product.

6.12.                     On a Collaboration Program-by-Collaboration Program basis, commencing on the date such Collaboration Program commences and expiring upon the earlier of termination of the Collaboration Program, Completion of the Collaboration Program, or termination of this Agreement, GSK hereby grants to Adaptimmune a non-exclusive, royalty-free licence in the Territory, with the right to grant sublicences (subject to Section 3.8), under GSK Background that GSK determines in its sole discretion is necessary for the conduct of the Collaboration Program solely to permit Adaptimmune to conduct its activities with respect to such Collaboration Program as contemplated under the applicable Development Plans in accordance with the terms of this Agreement.

6.13.                     During the Term, GSK also grants to Adaptimmune an option to negotiate a non-exclusive, worldwide, royalty-bearing licence under the GSK Background to make, have made, use, sell, offer for sale and import Therapies other than Licensed Products. Adaptimmune shall be entitled to exercise such option by notice in writing to GSK. GSK shall notify Adaptimmune of its decision whether or not to negotiate the terms of such license within ninety (90) days and GSK may decline to negotiate for any reason or no reason in its sole discretion.  Where GSK is prepared to negotiate the terms of a licence, the Parties shall have a period of sixty (60) Business Days to negotiate using good faith efforts; provided, that if the Parties cannot agree terms within such sixty (60) Business Day period, then GSK shall have no further obligation to negotiate any terms with Adaptimmune with respect to a license to GSK Background.  For the avoidance of doubt, GSK shall have no obligation to disclose any confidential GSK Background to Adaptimmune, and is under no obligation to agree to negotiate with Adaptimmune, in either case, in furtherance of this Section 6.16.

6.14.                     During the Term, GSK agrees that (a) it will not ***

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; and (b) on failure of GSK to exercise any Option within the applicable Collaboration Program Option Period, Initial Target Program Option Period or Second Target Program Option Period, ***

.  For the avoidance of doubt, Joint Collaboration Program IP can be used by GSK or its Affiliates or its subcontractors in relation to (i) any other Collaboration Program, Initial Target Program or Second Target Program, (ii) in accordance with any licence granted under clause 6.6.1(a) and (iii) ***

                                                                        .

7.                                      Intellectual Property Ownership and Prosecution

7.1.                            Adaptimmune shall retain all of its right, title and interest in and to the Adaptimmune Background, and GSK shall retain all of its rights, title and interest in and to the GSK Background, except to the extent that any such rights are expressly licensed by one Party to the other Party under this Agreement.  Inventorship of Intellectual Property Rights will be determined in accordance with Applicable Laws relating to inventorship set forth in the U.S. patent laws for all purposes under this Agreement, and such inventorship principles shall be used to determine whether a Party solely, or the Parties jointly, discovered, invented or created any Intellectual Property Rights arising as a result of the performance of its or their obligations under this Agreement; provided, that notwithstanding the foregoing, all Joint Collaboration Program IP shall be owned jointly by Adaptimmune and GSK regardless of inventorship thereof.  For all other Intellectual Property Rights, ownership will be determined by inventorship.  To the extent any Joint Collaboration Program IP is made solely by a Party or as relevant a Party’s subcontractors or Affiliates and assigned to such Party, such Party hereby transfers and assigns to the other Party, without additional consideration, one undivided half of such Party’s interest in such Collaboration Intellectual Property, which transfer and assignment the other Party hereby accepts.  Each Party shall execute and deliver to the other Party a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary (including the appointment of the other Party as its attorney in fact solely to make such assignment) to effect such assignment.  Each Party’s Patent Liaison shall promptly disclose to the other Patent Liaison, any Collaboration Program IP (including Adaptimmune Collaboration Program IP) made by it solely (or jointly with a Third Party) or by a Third Party on its behalf, and all Joint Background.

7.2.                           Notwithstanding anything to the contrary contained herein or under Applicable Laws,

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and subject to the restriction, rights and exclusive licenses under Sections 6.6, 6.14 and 13.6.5, the Parties hereby agree that each Party will be entitled to practice and sublicense Joint Collaboration Program IP and Joint Background without restriction or consent of the other or an obligation to account to the other Party, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

7.3.                           Prosecution.

7.3.1.                        Background. Adaptimmune will retain control of filing, prosecution and maintenance of all Adaptimmune Background at Adaptimmune’s sole cost during the Term. GSK accepts and understands that Adaptimmune may delegate filing, prosecution and maintenance of some of the Adaptimmune Background to Immunocore in accordance with the Assignment Agreement.

7.3.2.                        Collaboration Program IP. Prior to exercise of an Option in relation to any Collaboration Program, Adaptimmune shall file, maintain and prosecute any patent applications and patents comprising (a) Adaptimmune Collaboration Program IP; and (b) Joint Collaboration Program IP arising from such Collaboration Program to the extent that such Joint Collaboration Program IP solely relates to composition of matter or product claims of ***

                                                                          (“Adaptimmune Prosecuted Collaboration Program IP”) at its sole cost. Adaptimmune shall promptly provide GSK via the Patent Liaisons with copies of all draft patent applications, material communications from any patent authority regarding Adaptimmune Prosecuted Collaboration Program IP, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least fifteen (15) days in advance of submitting such filings or responses to allow GSK the opportunity to review and comment.  Adaptimmune shall consider in good faith and shall implement as appropriate any reasonable comments provided by GSK in connection with the prosecution of Adaptimmune Prosecuted Collaboration Program IP.  Prior to exercise of an Option in relation to any Collaboration Program, GSK shall file, maintain and prosecute any patent applications and patents comprising Joint Collaboration Program IP arising from such Collaboration Program to the extent that such Joint Collaboration Program IP does not relate to any ***

                                                           or Engineered TCR (“GSK Prosecuted Collaboration Program IP”) at its sole cost. GSK shall promptly provide Adaptimmune via the Patent Liaisons with copies of all draft patent applications, material communications from any patent authority regarding such GSK Prosecuted Collaboration Program IP, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least fifteen (15) days in advance of submitting such filings or responses to allow Adaptimmune the opportunity to review and comment.  GSK shall consider in good faith and shall implement as appropriate any reasonable comments provided by Adaptimmune in connection with the prosecution of such GSK Prosecuted Collaboration Program IP.

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7.3.3.                        Unless otherwise agreed by the Patent Liaisons, Collaboration Program IP and Joint Background shall initially be filed as either or both of a UK or US priority application, following which an international application filed under the Patent Cooperation Treaty designating all available countries shall be filed claiming priority from the initial UK or US application or applications. Thereafter on national phase entry and save where provided in Section 7.4.3, Adaptimmune shall have sole discretion as to any final decision on which countries any national patent applications should be filed in for Adaptimmune Prosecuted Collaboration Program IP. GSK shall have sole discretion as to any final decision on which countries any national patent applications should be filed in for anyGSK Prosecuted Collaboration Program IP. Provided that in the case of Adaptimmune’s or GSK’s prosecution of Collaboration Program IP, if the relevant Option Period for the relevant Option has not expired, then the Parties shall discuss and agree on all countries in which to file national patent applications with a view to the most robust patent protection reasonably possible taking into consideration the anticipated patient population in relation to any potential Therapy arising from a Collaboration Program. In addition the Parties shall discuss and agree what patent application filing strategy should be adopted within the European Union, in particular following the coming into force of regulations implementing a unitary patent regime throughout the European Union and whether patent application should be filed as a European patent application or through the unitary patent regime and whether to opt-out or opt-in to the competence of the Unified Patent Court.

7.3.4.                        Following exercise of an Option in relation to any Collaboration Program, GSK shall assume responsibility for and have the first right to file, maintain and prosecute any patent applications and patents comprising all of the Collaboration Program IP arising from such Collaboration Program in relation to which such Option was exercised and in each case that Covers the Licensed Product or any part of the Licensed Product or any use of or process for manufacture of the Licensed Product arising from such Collaboration Program.  GSK shall promptly provide Adaptimmune via the Patent Liaisons with copies of all draft patent applications, material communications from any patent authority regarding such Collaboration Program IP, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least fifteen (15) days in advance of submitting such filings or responses to allow Adaptimmune the opportunity to review and comment.  GSK shall consider in good faith and shall implement as appropriate any reasonable comments provided by Adaptimmune in connection with the prosecution of such Collaboration Program IP.

7.3.5.                        GSK shall have the first right to file, maintain and prosecute any patent applications and patents comprising the Joint Background at its cost.  GSK shall promptly provide Adaptimmune via the Patent Liaisons with copies of all draft patent applications, material communications from any patent authority regarding Joint Background, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least fifteen (15) days in advance of submitting such filings or responses to allow Adaptimmune the opportunity to review and comment.  GSK shall consider in good faith and shall implement as appropriate any reasonable comments provided by Adaptimmune in connection with the prosecution of Joint Background.

7.3.6.                        Prior to permitting any patent application or patent relating to any Collaboration Program IP or Joint Background to lapse, the Party that is first responsible for prosecution under this Section 7.3 (the “Prosecuting Party”) will provide sixty (60) days written notice to the non-Prosecuting Party (“Lapse Notice”). The non-Prosecuting Party shall be entitled to take over the filing, maintenance and prosecution of such notified patent or patent application on providing written notice to the Prosecuting Party within a period of thirty (30) days from receipt of Lapse Notice, at the non-Prosecuting Party’s sole discretion. Where such notice is provided, the Prosecuting Party shall provide all reasonable assistance as soon as possible following receipt of notice from the non-Prosecuting Party to transfer the filing, maintenance and prosecution of such notified patent or patent application to the non-Prosecuting Party. For the avoidance of doubt, the cooperation and review provisions of Section 7.3.2 or 7.3.3 will no longer apply to the filing, maintenance and prosecution of the applicable patents and patent applications. Where the non-Prosecuting Party indicates it does not wish to take over the filing, maintenance or prosecution of any notified patent or patent application or fails to respond within a period of thirty (30) days from receipt of Lapse Notice, the Prosecuting Party shall be entitled to permit the patent or patent application to lapse.  For the avoidance of doubt, the foregoing right to assume responsibility for filing, maintenance and prosecution of any notified patent or patent application in a Lapse Notice includes the right for GSK to assume responsibility for filing, maintenance and prosecution of Adaptimmune Prosecuted Collaboration Program IP prior to GSK’s exercise any applicable Option.  Ownership of any transferred patents or patent applications will not be affected by a transfer of responsibility of filing, maintenance or prosecution thereof under this Section.

7.3.7.                        Each Party agrees to reasonably cooperate with the other Party, via the Patent Liaisons, to execute all lawful papers and instruments, including obtaining and executing necessary powers of attorney and assignments by the named inventors, to make all rightful oaths and declarations, and to provide consultation and assistance as may be reasonably necessary in the filing, prosecution, and maintenance of all Collaboration Program IP and Joint Background undertaken in a manner consistent with this Section 7.3.

7.3.8.                        Where *** provides comments to *** regarding prosecution of ***

                                                                                       prosecuted by ***                  where such ***

                   , and such comments requested the filing of claims covering a subset of inventions that could legally be filed but that *** chooses not to file, then *** will permit *** to file a divisional patent application claiming such inventions to the extent that any filing of a divisional patent application is possible under the applicable patent rules and laws. Prior to filing any such divisional application, the Patent Liaisons shall discuss the scope of the claims to be filed in the

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divisional application to ensure that filing such divisional application will not result in double-patenting or have an adverse effect on the ***

                                                                                                                                           , and if any dispute between them arises, it shall be escalated to the JSC for further discussion if the JSC is still in effect or otherwise to the Executive Officers for resolution. ***  shall be responsible in its sole discretion and at its cost for filing, prosecuting and maintaining any such divisional application. Where the patent application or patent from which the divisional application is derived is ***, the divisional shall also be *** and shall be filed in the ***       of the Parties. Where the patent application or patent from which the divisional application is derived is ***                 , the divisional shall also be ***           and shall be filed in the name of ***. *** shall promptly provide *** via the Patent Liaisons with copies of all draft divisional patent applications, material communications from any patent authority regarding such divisional application, and drafts of any material filings or responses to be made to such patent authorities where reasonably possible at least fifteen (15) days in advance of submitting such filings or responses to allow *** the opportunity to review and comment.  *** shall consider in good faith and shall implement as appropriate any reasonable comments provided by *** in connection with the prosecution of such divisional applications, taking into consideration any concerns *** may have with respect to the impact of the divisional filing may have on the ***

                                               .

7.4.                            Enforcement.

7.4.1.                        If either Party learns of (a) any infringement or threatened infringement, or misappropriation or threatened misappropriation, of any Collaboration Program IP, Joint Background or Adaptimmune Background, or GSK Background (to the extent licensed to Adaptimmune by GSK under Section 6.12) by a Third Party in the Territory, (b) any claim made by any Third Party that any patent or patent application comprising the Collaboration Program IP, Joint Background, Adaptimmune Background or GSK Background (to the extent licensed to Adaptimmune by GSK under Section 6.12) is invalid or should be revoked, or (c) the submission by any Third Party of an application to the FDA, whether or not in accordance with the BPC&I Act, for approval of a Biosimilar Product (a “Biosimilar Application”), then that Party shall promptly notify the other Party via the Patent Liaisons and provide it with all details of such activities (each, an “Infringement”) of which it is aware (each, an “Infringement Notice”).

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The Patent Liaisons shall discuss such Infringement and appropriate steps to be taken with regard to such Infringement, subject to the provisions set forth in this Section 7.3.7 below. The Party responsible for bringing an Action (as defined below) against such Infringement shall keep the other Party informed of the progress thereof via the Patent Liaisons.

7.4.2.                        GSK shall have the first right, but not the obligation, to address Infringement with respect to Joint Background and Collaboration Program IP in relation to which it is the Prosecuting Party. GSK shall address such Infringement by taking reasonable steps, which may include the exchange of patent listing information and negotiations regarding such patent lists with a Third Party filing a Biosimilar Application as required by the BPC&I Act, institution of legal proceedings, or other actions (an “Action”), and to compromise or settle such Action; provided, that: (i) GSK shall keep Adaptimmune fully informed about such Action; (ii) GSK shall not take any position with respect to such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the Collaboration Program IP or Joint Background or compromise or settle any such Action, without the prior consent of Adaptimmune, which consent shall not be unreasonably withheld; and (iii) if GSK does not intend to prosecute or defend an Action, or ceases to diligently pursue such an Action, it shall promptly inform Adaptimmune in such a manner that such Action will not be prejudiced and Section 7.4.4 shall apply solely in the event that the Infringement is related to a Licensed Product.

7.4.3.                        Adaptimmune (or as relevant any Third Party having control over Third Party Platform Rights) shall have the first right, but not the obligation, to prosecute an Action to address Infringement with respect to any Joint Background or Collaboration Program IP for which it is the Prosecuting Party, and Adaptimmune Background and: (i) Adaptimmune shall keep GSK fully informed about such Action; (ii) Adaptimmune shall not take any position with respect to such Action in any way that is reasonably likely to directly and adversely affect the validity or enforceability of the Adaptimmune Background that Cover Licensed Products, or compromise or settle any such Action as it relates to Adaptimmune Background, Joint Background or Collaboration Program IP (excluding Third Party Platform Rights) that Cover Licensed Products, without the prior consent of GSK, which consent shall not be unreasonably withheld; and (iii) if Adaptimmune does not intend to prosecute or defend an Action, or ceases to diligently pursue such an Action, to the extent not in conflict with any Third Party agreement, it shall promptly inform GSK in such a manner that such Action will not be prejudiced and Section 7.4.4 shall apply.

7.4.4.                        In the event of an Infringement, if (i) the Party with the first right to prosecute an Action (the “Enforcing Party”) informs the non-Enforcing Party that it does not intend to prosecute a particular Action, (ii) within thirty (30) days after notice of Infringement the Enforcing Party has not commenced any such Action, or (iii) if the Enforcing Party thereafter ceases diligently to pursue such Action, then the non-Enforcing Party shall have the right, at its own expense, upon notice to the Enforcing Party to take appropriate action to address such Infringement, including by initiating its own Action or taking over prosecution of any Action initiated by the Enforcing Party.  In such event, the non-Enforcing Party shall keep the Enforcing Party fully informed about such Action.  The non-Enforcing Party shall not take any position with respect to such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the Intellectual Property Rights that are the subject of such Action, or compromise or settle such Action, without the Enforcing Party’s prior written consent, which consent shall not be unreasonably withheld. The non-Enforcing Party’s right to enforcement as described in this Section 7.4.4 with respect to an Infringement described in Section 7.4.1(c) is applicable solely to the extent permitted by Applicable Law.  In the event that the Enforcing Party has informed the non-Enforcing Party that it is not proceeding with an Action on the advice of competent counsel, and the non-Enforcing Party opts to proceed with such Action, then the non-Enforcing Party will, at the Enforcing Party’s request, execute an agreement confirming that the decision to sue was made despite the Enforcing Party’s objection and the non-Enforcing Party shall indemnify, defend and hold harmless the Enforcing Party and its Affiliates for all Losses arising out of Claims suffered by the Enforcing Party as a result of such suit. This Section 7.4.4 shall not apply to (a) any Third Party Platform Rights or Adaptimmune Background where Adaptimmune has in place any agreement with a Third Party which would conflict or which would not permit transfer of an Action in accordance with this Section 7.4.4 or (b) GSK Background.

7.4.5.                        Any recovery obtained by *** connection with or as a result of an Action, whether by settlement or otherwise, shall be shared in order as follows: (i) ***shall recoup all of its costs and expenses incurred in connection with the Action; (ii) *** shall then, to the extent possible, recover its costs and expenses incurred in connection with the Action; and (iii) the amount of any recovery remaining shall then be allocated between *** and *** as if it were Net Sales under the terms of this Agreement during the calendar year in which the recovery is paid. Any apportionment shall only occur once the relevant court proceedings or enforcement has been finally decided between *** and the relevant third Party. Any recovery obtained by *** in connection with or as a result of an Action, whether by settlement or otherwise, shall be shared in order as follows:  (a) *** shall recoup all of its costs and expenses incurred in connection with the Action; (b) *** shall then, to the extent possible, recover its costs and expenses incurred in connection with the Action; and (c) the amount of any recovery remaining shall then be allocated equally between *** and *** unless such recovery is on the  basis of damages suffered by *** or calculated on the basis of a reasonable royalty rate in which case, *** shall retain all of the recovery remaining. Any apportionment shall only occur once the relevant court proceedings or enforcement has been finally decided between *** and the relevant Third Party.

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7.5.                           The Party responsible for any Action under Sections 7.4.2 and 7.4.3 shall also be entitled to defend any counterclaim proceedings for invalidity or revocation of the relevant patent in any Action. The other Party shall be entitled to its own legal representation in relation to such Action and any counterclaim and the Party responsible for the Action shall where possible take into account reasonable comments or requests made by the other Party in relation to the defence of any counterclaim for invalidity or revocation.

7.6.                            The Parties shall cooperate and provide all reasonable assistance, subject to the payment of all reasonable expenses and costs, to each other with respect to any Action described in Section 7.3.8 above.  Upon the reasonable request of the Party instituting such Action, the other Party shall join such Action and shall be represented using counsel of its own choice, at the requesting Party’s expense; provided, that if GSK or Adaptimmune has informed the other Party that it would not proceed with such Action on the opinion of competent counsel, as provided in Sections 7.4.2 and 7.4.3, the other Party may not require GSK or Adaptimmune to join such Action unless legally required to do so. The provision of assistance under this Section 7.6 shall include reasonable assistance as may be required by either Party to determine which patent applications or patents should be used in any Action or should be submitted to a Third Party that files a Biosimilar Application as required by the BPC&I Act. Once any patent application or patent has been identified or agreed to be litigated with the Third Party filing the Biosimilar Application, the Prosecuting Party for such patent application or patent shall provide all reasonable assistance (including access to its internal files such as prosecution files and laboratory notebooks) as may be required to ensure that such patent application or patent is valid, has been filed in accordance with the rules and regulations of the relevant patent office and that there is no reason which might suggest that any identified patent or patent application could not or should not be used in any Action.  Access to internal files of a Party shall only be provided to external counsel of the other Party and nothing in this Section 7.5 shall require Adaptimmune or GSK to breach any obligation it has to any Third Party.

7.7.                            Defence of Infringement Claims.

7.7.1.                        Each Party shall promptly notify the other Party in writing of any allegation by a Third Party in the Territory that the making, having made, using, selling or offering for sale or importing of any Licensed Product, or the conduct of any activities under this Agreement infringe or misappropriate or may infringe or misappropriate the Intellectual Property Rights of such Third Party (a “Third Party Infringement Claim”).  The Patent Liaisons shall discuss which Party shall defend the Third Party Infringement Claim, and absent mutual agreement otherwise, each Party shall have the right to control the defence of any such Third Party Infringement Claim brought against it in the Territory, by counsel of its own choice.  If a Third Party Infringement Claim is brought against one Party (the “Defending Party”) but not the other Party, the non-Defending Party shall have the right, at its own expense, to be represented in such Third Party Infringement Claim by counsel of its own choice, at its own expense.

7.7.2.                        The Patent Liaison for the Defending Party shall keep the Patent Liaison for the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim.  Each Defending Party

agrees to provide the other Party’s Patent Liaison with copies of all pleadings filed in any suit or proceeding relating to such Third Party Infringement Claim.  The Defending Party may enter into a settlement or compromise of any Third Party Infringement Claim; provided, that if such settlement or compromise would admit liability on the part of the non-Defending Party or any of its Affiliates or would otherwise have a material adverse effect on the rights or interests of the non-Defending Party or its Affiliates, the Defending Party shall not enter into such settlement or compromise without the prior written consent of the non-Defending Party.  In the event a proposed settlement involves obtaining a license under Third Party Intellectual Property Rights, the provisions of Section 9.6 shall apply.  Notwithstanding the foregoing, as between the Parties, solely to the extent permitted under Section 7.3.8 and 7.5 above, the Parties shall have the right to determine whether to assert any counterclaim under any patent applications or patents comprising Collaboration Program IP and Joint Background and to control any such counterclaim, and to control the defence of any matters involving the validity or enforceability of any such patent applications or patents, including the right to make substantive and procedural decisions relating to any such counterclaim or defence and settle, compromise or dispose of any such counterclaim or defence.

7.8.                           Save as otherwise explicitly provided in accordance with this Agreement, GSK will retain control and all decision-making regarding filing, prosecution and maintenance of all GSK Background, at GSK’s sole cost during the Term.  GSK shall have sole discretion in relation to any Action against an Infringement of GSK Background by a Third Party.

7.9.                           Nothing in this Agreement shall assign any Adaptimmune Background to GSK.  Nothing in this Agreement shall assign any GSK Background to Adaptimmune.

7.10.                    CREATE Act.  It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in Public Law 108-53 (the “Create Act”).  In the event that either Party to this Agreement intends to overcome a rejection of a claimed invention within the Adaptimmune Background (to the extent relevant to any Collaboration Program or Licensed Product), the Collaboration Program IP, and/or Joint Background pursuant to the provisions of the Create Act, such Party shall first obtain the prior written consent of the other Party and the Parties shall work together in good faith to agree how any rejection should be overcome.  To the extent that the Parties agree that, in order to overcome a rejection of a claimed invention within the Adaptimmune Background (to the extent relevant to any Collaboration Program or Licensed Product), the Collaboration Program IP, and/or Joint Background pursuant to the provisions of the Create Act, the filing of a terminal disclaimer is required or advisable, the Parties shall first agree on terms and conditions under which the patent application subject to such terminal disclaimer and the patent or application over which such application is disclaimed shall be jointly enforced, to the extent that the Parties have not previously agreed to such terms and conditions.  To the extent that this Section applies to Adaptimmune Background, any obligation under this Section will be subject to any Third Party agreements entered into with Adaptimmune prior to the Effective Date or after the Effective Date relating to the prosecution or maintenance of such Adaptimmune Background and any co-operation or consultation by Adaptimmune under this Section shall be subject to such Third Party agreements.

8.                                      Consideration

8.1.                            In partial consideration for the rights granted to GSK under this Agreement, GSK shall pay to Adaptimmune a non-refundable, non-creditable upfront payment of £25,000,000.00 (twenty five million pounds sterling).  Such payment shall be payable by wire transfer of immediately available funds in accordance with wire transfer instructions of Adaptimmune provided in writing to GSK on or prior to the Effective Date.  Such payment shall be made within *** after GSK’s receipt of an invoice from Adaptimmune provided on or after the Effective Date, which invoice shall be sent in accordance with the instructions on Schedule 6.

8.2.                            Subject to the terms and conditions set forth in Schedule 2 and this Section 8.2, GSK shall pay to Adaptimmune the Milestone Fees. Such Milestone Fees shall be payable by GSK whether the relevant milestone is achieved by Adaptimmune, Adaptimmune’s Affiliates, GSK, GSK’s Affiliates or GSK’s or its Affiliates’ sub-licensees.  Each Party shall procure that it has adequate reporting obligations in place between Affiliates and sub-licensees to ensure compliance with this Section 8.2.  A Party achieving a milestone as set forth in Schedule 2 shall notify the other Party in writing promptly, but in no event later than five (5) Business Days after such Party becomes aware of each achievement of each milestone that triggers a payment.  Each Milestone Fee payable for an achieved Milestone as set forth in Schedule 2 will be due *** from the date of receipt of an invoice from Adaptimmune, which invoice shall be provided on or after the date that GSK notifies Adaptimmune or Adaptimmune notifies GSK as relevant, in writing, of such achievement or Adaptimmune otherwise becomes aware of such achievement and such achievement is not disputed by GSK.  In relation to any milestones to be achieved by Adaptimmune, there shall be no obligation on Adaptimmune to proceed to the next Project Phase until it has received payment of the relevant Milestone Fee following achievement of such milestone.

8.3.                            Subject to the terms and conditions set forth in Schedule 2 and this Section 8.3, GSK shall pay to Adaptimmune the Sales Milestone Fees (as defined in Schedule 2). Such Sales Milestone Fees shall be payable by GSK based on the aggregate Net Sales made by GSK, GSK’s Affiliates or GSK’s or its Affiliates’ sub-licensees and GSK shall procure that it has reporting obligations in place between Affiliates and sub-licensees (including Affiliates’ sub-licensees) to ensure compliance with this Section 8.3. Each Sales Milestone Fee payable for an achieved Sales Milestone as set forth in Schedule 2 will be due *** from the date of receipt of an invoice from Adaptimmune, which invoice shall be provided on or after the date that GSK notifies Adaptimmune, in writing, of such achievement or Adaptimmune otherwise becomes aware of such achievement and such achievement is not in dispute by GSK.

8.4.                            Any tax paid or required to be withheld by GSK for the benefit of Adaptimmune on account of any Royalty or other payments payable to Adaptimmune under this Agreement shall be deducted from the amount of Royalty or other payments otherwise due.  GSK shall secure and send to Adaptimmune proof of any such taxes withheld and paid by GSK for the benefit of Adaptimmune, and shall, at Adaptimmune’s request, provide reasonable and prompt assistance to Adaptimmune in recovering such taxes.

8.5.                           If any undisputed payment due by GSK to Adaptimmune pursuant to this Agreement is overdue then GSK shall pay interest thereon at an annual rate equal to *** on the due date of payment (or on the next Business Day if the due date is not a Business Day)

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***, such interest to be pro-rated for the number of days from the date upon which payment of such sum became due until payment thereof in full together with such interest; provided, that in no event shall such rate exceed the maximum legal annual interest rate.  The payment of such interest shall not limit Adaptimmune from exercising any other rights it may have as a consequence of the lateness of any payment.  Where the late payment is caused by Adaptimmune, including for reasons such as failure to communicate in a timely manner changes to bank details, or failure to respond to communications from GSK regarding the interpretation or dispute of the terms of such payment, then no interest will be payable by GSK.

8.6.                           All payments to be made by GSK to Adaptimmune under this Agreement shall be paid in pounds sterling by bank wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 6. Adaptimmune shall issue any invoices under this Agreement in accordance with the instructions set out in Schedule 6.

9.                                      Notification and Royalty Payments

9.1.                           As further consideration for the rights granted to GSK under this Agreement, GSK shall pay Adaptimmune the Royalty set forth below on a calendar quarterly basis during the Royalty Term, and otherwise in accordance with the provisions of this Article 9:

Cumulative Annual Net Sales per Calendar Year	Amount of Royalty payable (% of Net Sales)
On annual aggregate Net Sales up to and including £***	***
On annual aggregate Net Sales >*** up to and including £***	***
On annual aggregate Net Sales >£*** up to and including £***	***
On annual aggregate Net Sales ***	***

9.2.                           Royalty Term.

9.2.1.                        Subject to the provisions of this Article 9, GSK’s obligation to pay the Royalty shall be calculated on a country-by-country and Licensed Product-by-Licensed Product basis, in those countries of the Territory in which there is a Valid Claim that, either (i) falls within any Joint Collaboration IP Covering ***

of any Licensed Product or any part of the Licensed Product contained therein in the country of sale; or (ii) but for the licenses granted to GSK, would be infringed by the ***

of any Licensed Product or any part of the Licensed Product contained therein in the country of sale.  GSK’s obligation to pay the

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Royalty with respect to any Licensed Product shall commence upon the First Commercial Sale of such Licensed Product in a country, and shall expire on the later of (i) the expiration of the last Valid Claim Covering ***

in the country of sale; and (ii) the date that is ten (10) years from the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”). To the extent that any Licensed Product is sold in any country prior to First Commercial Sale (such as for compassionate use or on a named patient sales basis), Net Sales from such sales shall be accrued as from the time of sale and Royalties on such Net Sales shall become due in the quarter after First Commercial Sale in accordance with Section 9.14.

9.2.2.                        For clarity, once the Royalty Term expires in any country, Net Sales in such country will not be included in the calculation of Cumulative Annual Net Sales in a Calendar Year as set forth in the table in Section 9.1 for purposes of determining the applicable royalty rate.  By way of illustration only, if global Net Sales in a Calendar Year are £*** million, and £*** million of such global Net Sales are in countries where the Royalty Term has expired, then the Cumulative Annual Net Sales in a Calendar Year shall be £*** million and not £*** million.

9.2.3.                        If, on a country-by-country and Licensed Product-by-Licensed Product basis, the only Valid Claim Covering a Licensed Product is a claim of any pending patent application within the Collaboration Program IP or Joint Background covering ***                           of such Licensed Product (a “Pending Claim”), then the following shall apply with respect to payment of the Royalty on Net Sales of such Licensed Product:

(a)                                 ***

, then GSK will pay *** percent (***%) of the applicable Royalty that would otherwise be due under Section 9.1 to Adaptimmune for so long as there is a Pending Claim Covering the ***

of the applicable Licensed Product.  The rate of Royalty payable to Adaptimmune shall revert to the full Royalty as set out in Section 9.1 with effect from the date of issue of the Pending Claim until the end of the applicable Royalty Term, subject to any reductions as set forth in Sections 9.3, 9.5 or 9.6, as applicable during such Royalty Term. In addition, GSK ***

on the date of the First Commercial Sale.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

(b)                                 ***

, then the terms of Section 9.2.3(a) shall apply, except that if the ***

, then GSK shall be entitled to continue to pay the Royalty at the rate that is *** percent (***%) of what would otherwise be due under Section 9.1 during the remainder of the Royalty Term, even if such Pending Claim ***                                             , subject to any reductions as set forth in Section 9.5 and 9.6 as applicable during such Royalty Term.

9.3.                           On a country-by-country and Licensed Product-by-Licensed Product basis, if, at any time during the Royalty Term, either no Valid Claim exists or all Valid Claims Covering the ***                                                               have expired, and Adaptimmune has maintained, at the time of sale of the applicable Licensed Product, Confidential Information as documented in written records that covers the ***                                                                                     of the Licensed Product, then GSK shall pay Adaptimmune a Royalty on Net Sales of such Licensed Product at a rate that is reduced by *** percent (***%) of the applicable Royalty rates set forth in Section 9.1.

9.4.                           Upon expiration of the applicable Royalty Term, the licenses granted to GSK under Section 6.6 shall become fully paid-up, royalty-free, perpetual licenses to make, have made, use, sell, offer for sale and import the applicable Licensed Product in the Field in the applicable country of the Territory.

9.5.                           The Royalty (as adjusted in accordance with Section 9.3) payable in relation to any Licensed Product on a country-by-country basis shall also be reduced by a further ***  where any Biosimilar Product is sold in the relevant country and where ***

.

9.6.                           GSK shall be entitled to credit against any milestones or Royalty owed by GSK to Adaptimmune in relation to any Licensed Product, *** of any and all payments made to Third Parties where such payments are made to such Third Parties in accordance with a licence to Intellectual Property Rights from such Third Party ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

; provided, that the Royalty payable to Adaptimmune would never be less than ***                of the amount otherwise due in accordance with Section 9.1, as adjusted by Sections 9.3 and 9.5 in any particular calendar quarter.  If the amount to be credited exceeds ***          of the amount otherwise due to Adaptimmune in any calendar quarter, then GSK shall be entitled to carry forward the excess to offset against milestones or Royalty paid in relation to the relevant Licensed Product in future calendar quarters but in each case in compliance with this Section 9.6.

9.7.                           With respect to sales of the Licensed Product invoiced in pounds sterling, the Net Sales and the amounts due hereunder will be expressed in pounds sterling.  With respect to sales of the Licensed Product invoiced in a currency other than pounds sterling, the Net Sales and amounts due hereunder will be reported in pounds sterling, calculated using the average exchange rates as calculated and utilized by GSK’s group reporting system on a customary basis and published accounts for its own purposes.  As of the Effective Date, the method utilized by GSK’s group reporting system uses spot exchange rates sourced from Reuters/Bloomberg. Such conversion shall be made as part of the quarterly reporting of Net Sales in the relevant accounts of GSK, GSK’s Affiliates or their sub-licensees.

9.8.                           Until the expiration of all applicable Royalty Terms, GSK will provide a report to Adaptimmune within sixty (60) days after each calendar quarter (“Royalty Report”), with the first report due within sixty (60) days after the expiry of the calendar quarter in which the First Commercial Sale of any Licensed Product by GSK or its Affiliates or their sub-licensees occurs. The Royalty Report shall include reasonable detail as available including: (i) the total Net Sales for each Licensed Product on a country-by-country basis; and (ii) a calculation of the amount of Royalty due on such Net Sales for each Licensed Product on a country-by-country basis.  Concurrent with the delivery of each such Royalty Report, GSK shall make the Royalty payment due to Adaptimmune for the calendar quarter covered by such Royalty Report.

9.9.                           GSK or its Affiliates and their sub-licensees shall keep and maintain complete and accurate records of sales of Licensed Products in sufficient detail to allow Adaptimmune to confirm the accuracy of Royalties and Sales Milestones (as defined in Schedule 2) paid hereunder for a period of thirty-six (36) months ***

from the end of the calendar quarter or other period covered by such payment.  For illustrative purposes only, records relating to Royalties paid for the calendar quarter January 2015 through March 2015 shall be kept by GSK through March 2018.  Adaptimmune shall have the right during such three (3) year period to appoint an independent auditor reasonably acceptable to GSK to audit the records of GSK and/or any Affiliates and/or their sub-licensees for the purpose of verifying Royalty Reports provided by GSK.  Such audit right shall not be exercised by Adaptimmune more than once in any Year and the records for a twelve (12) month period may not be audited more than once.  GSK shall make its records available for audit by such independent auditor during regular business hours at such place or places where such records are customarily kept, upon sixty (60) days written notice from Adaptimmune.  All records made available for audit shall be deemed to be Confidential Information of GSK.  The results of each audit, if any, shall be binding on both Parties absent manifest error or fraud.  GSK shall use reasonable efforts to require its Affiliates and any sub-licensees of Affiliates or GSK that sell the Licensed Products to permit Adaptimmune’s auditor access to records of such Affiliates and sub-licensees at the

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

same time and place as any audit of GSK records under this Section 9.9. GSK shall pay any underpayment of Royalty identified by the auditor following an audit under this Section 9.9 within ***           after receipt of an invoice from Adaptimmune for such underpaid amount.  If an overpayment has been made, then GSK shall deduct such amount from the next quarterly Royalty due or if no further payment is due, then Adaptimmune shall pay the remainder within ***         of receipt of invoice from GSK.

9.10.                    Adaptimmune shall bear the costs of an audit performed under Section 9.9, except where the audit report identifies an underpayment of Royalty of more than *** percent (***%) of total Royalty due, in which case, all documented and reasonable audit fees shall be paid by GSK.

9.11.                    In the event that non-monetary consideration is received for any Licensed Product, Net Sales will be calculated based on the average price charged for such Licensed Product during the preceding royalty period, or in the absence of such sales, the fair market value of the Licensed Product, as determined by the Parties in good faith.  Where the relevant monetary consideration cannot be agreed between the Parties, either Party shall be entitled to refer the determination to an independent expert located in London, England and appointed by mutual agreement between the Parties or in the absence of any agreement within seven (7) days of written request for referral, by the President of the Bioindustry Association. The independent expert shall act as an expert and not an arbitrator, and reach a decision as quickly as possible and in any event within thirty (30) days of appointment. The expert’s decision shall be final and binding on the Parties in the absence of any manifest error and the Parties shall share equally in the costs of the expert.

9.12.                    If a Licensed Product is sold as part of a multi-product, multi-service or multi-process sale (whether the products are physically combined or sold or supplied together, or whether the services or processes are provided together) whether by GSK, its Affiliates or their sub-licensees, then for purposes of determining payments due hereunder, Net Sales of such Licensed Product shall be deemed to be an amount equal to the following:

(X divided by Y) multiplied by Z,

where “X” is the average sales price during the applicable reporting period generally achieved for the relevant Licensed Product in the country in which such sale occurred when the Licensed Product is sold alone on an arm’s length basis (including as relevant such Licensed Product being sold at full market value rather than at reduced or low cost) and not as part of a multi-product, multi-service or multi-process sale;

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

“Y” is the sum of the average sales prices during the applicable reporting period generally achieved in that country (as applicable) of each product, service or process included in the multi-product, multi-service or multi-process sale when such product, service or process is sold separately for a single price; and

“Z” is the single price at which the relevant multi-product, multi-service or multi-process sale was made.

In the event that no separate sale of either the Licensed Product or any other product, service or process contained in a multi-product, multi-service or multi-process sale are made on an arm’s length basis (and not for example sold at zero price or a low or reduced price) during the accounting period in which the sale was made or if the price for a particular product, service or process cannot otherwise be determined for an accounting period, Net Sales allocable to the Licensed Product and multi-product, multi-service or multi-process sale shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining the same that takes into account, in the Territory, variations in potency, the relative contribution of each product, service or process contained in the multi-product, multi-service or multi-process sale, and relative value to the end user of each such product, service or process. Where the relevant Net Sales cannot be agreed between the Parties, either Party shall be entitled to refer the determination to an independent expert located in London, England and appointed by mutual agreement between the Parties or in the absence of any agreement within seven (7) days of written request for referral, by the President of the Bioindustry Association. The independent expert shall act as an expert and not an arbitrator, and reach a decision as quickly as possible and in any event within thirty (30) days of appointment. The expert’s decision shall be final and binding on the Parties in the absence of any manifest error and the Parties shall share equally in the costs of the expert.

9.13.                    In addition to the adjustments made in Section 9.12 for multi-product, multi-service or multi-process sales including the Licensed Product, the Parties acknowledge that a Licensed Product ***

.  In such case, GSK shall be entitled to deduct from the gross billed amounts for the Licensed Product any amounts that are charged on a bona fide basis ***

, and such amounts shall not be considered Net Sales for which a Royalty shall be due.

9.14.                    Sales of Licensed Product between GSK and its Affiliates or between GSK or its Affiliates and their sublicensees shall be excluded from the computation of Net Sales and no payments shall be payable on such sales except where such Affiliates or sublicensees are end users.  Further, sales of Licensed Product by GSK or its Affiliates or their sublicensees that are for compassionate use or on a named patient/named hospital basis shall be excluded from the computation of Net Sales and no payments shall be payable on such sales ***

.

10.                               Confidentiality

10.1.                    Each Party agrees to keep the Confidential Information of the disclosing Party in strict confidence and not to use, or disclose such Confidential Information to any Third Party, save as explicitly permitted in this Agreement, including the right to use Joint

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Collaboration Program IP outside the Agreement as provided herein. The Party owning the Results, Joint Background or the Collaboration Program IP in Results shall be deemed to be the disclosing Party and the other Party shall be obliged to keep such Results, Collaboration Program IP and Joint Background confidential in accordance with this Section 10.1.  The foregoing obligations of confidentiality will not apply to the extent that it can be established by the receiving Party that such Confidential Information:

10.1.1.                 was in the lawful knowledge and possession of the receiving Party prior to the time it was disclosed to, or learned by, the receiving Party, or was otherwise developed independently by the receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual knowledge by the receiving Party;

10.1.2.                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

10.1.3.                 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

10.1.4.                 was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

10.2.                   The Parties may provide the Confidential Information to such of its officers, employees, representatives and subcontractors who reasonably require access to it for the purpose of fulfilling the receiving Party’s obligations or exercising its rights under this Agreement provided that before any of the disclosing Party’s Confidential Information is disclosed to them, they are made aware of its confidential nature and that they are under a legally-binding obligation to the receiving Party to treat that Confidential Information in the strictest confidence in accordance with the terms of this Agreement.  For clarity, such disclosures may be made in the furtherance of, inter alia, (i) the performance of its obligations or exercise of rights granted or reserved in this Agreement; (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, obtaining Regulatory Approvals, conducting pre-clinical activities or Clinical Trials, marketing Licensed Products, or otherwise required by Applicable Laws; provided, that if a receiving Party is required by Applicable Law to make any such disclosure of a disclosing Party’s Confidential Information it shall, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

10.3.                     The Parties may disclose the Confidential Information to Affiliates, existing or prospective advisors, shareholders, investors, collaborators, sublicensees, partners or joint ventures, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement in furtherance of their activities under this Agreement.  Further, a Party may disclose Confidential Information to Third Parties in connection with (i) a merger, consolidation or similar transaction by such Party, (ii) the sale of all or substantially all of the assets of such Party to which this Agreement relates, or (iii) as required by rules of any stock exchange on which the securities of a Party are traded or as part of a listing of the securities of a Party on any stock exchange, in the case of (i) and (ii) under appropriate confidentiality provisions substantially equivalent to those of this Agreement.  In each of the above authorized disclosures, the Receiving Party shall remain responsible for any failure by any person who receives the Confidential Information pursuant to this Section 10.3 to treat such Confidential Information as required under this Article 10.

10.4.                    Both Parties shall keep the terms of this Agreement confidential and such terms shall be treated as Confidential Information in accordance with this Article 10, except that Adaptimmune may (a) issue a public announcement of the execution of this Agreement in the form mutually agreed by the Parties and as set out in Schedule 9; (b) disclose the content of the Agreement to existing or prospective advisors, shareholders and investors or (c) as necessary as required by rules of any stock exchange or as part of any listing of the securities of Adaptimmune on any stock exchange. Adaptimmune may also issue public announcements of the achievement of each Milestone for each Licensed Product as set out in Schedule 2, with the prior review of GSK.  Neither Party will use the other’s name or logo in any press release or product advertising, or for any other promotional purpose, without first obtaining the other’s written consent and entering into appropriate trademark or housemark licenses, as applicable. Neither Party will, without the prior written consent of the other Party, issue any public announcement or press release relating to this Agreement or the terms of this Agreement.  Each Party shall provide the other with an advance copy of any such public announcement at least seven (7) days prior to its scheduled release; provided, that if the Party proposing such public announcement cannot provide the reviewing Party with seven (7) days notice due to extraordinary circumstances, such Party will use reasonable efforts to provide the reviewing Party with the proposed public statement for comment at least forty-eight (48) hours before release. Nothing in this Section 10.4 shall prevent any press release or announcement required in accordance with any regulatory requirement or stock exchange requirement.

10.5.                     After exercise of the applicable Option, GSK or its Affiliates shall have the right to make disclosures pertaining to Licensed Products in scientific journals or other publications, and at scientific conferences.  Prior written consent from Adaptimmune will be required where any disclosure in scientific journals or other publications includes any Confidential Information comprised within Adaptimmune Background and which is not specific to the Licensed Product. GSK will reasonably endeavour to provide Adaptimmune with no less than thirty (30) calendar days to review the contents of any such proposed disclosure. Within such thirty (30) days, Adaptimmune may request that any such Confidential Information is removed from the proposed disclosure and GSK shall remove such Confidential Information prior to any disclosure.  Adaptimmune shall have the right to make disclosures pertaining to the Adaptimmune Background; provided that such disclosure or presentation shall not contain any Confidential Information of GSK or any information regarding any Therapy or Licensed Product that is the subject of a Collaboration Program or license, whether prior to or after exercise of the applicable Option.  Adaptimmune shall provide a copy of such proposed disclosure or presentation to GSK no less than thirty (30) calendar days prior to Adaptimmune’s intended submission for publication.  GSK shall respond in writing promptly and in no event later than twenty (20) calendar days after receipt of the proposed material, with one or more of the following: (a) comments on the proposed material, which Adaptimmune shall consider in good faith, (b) a specific statement of concern, based upon the need to seek patent protection of GSK’s Confidential Information, or (c) an identification of GSK’s Confidential Information that is contained in the material reviewed.  In the event of concern over patent protection, Adaptimmune agrees not to submit such publication or to make such presentation that contains such information until GSK is given a reasonable period of time (not to exceed thirty (30) calendar days) to seek patent protection for any of its Confidential Information in such publication or presentation which it believes is patentable. With respect to all other non-patentable Confidential Information of GSK, such Confidential Information shall be deleted from the proposed publication. In the case of conference abstracts and other rapid scientific communications, the Parties will complete the review process in ten (10) Business Days or less.

10.6.                    This Agreement supersedes the Confidential Disclosure Agreement executed by the Parties dated 27 April 2010 (the “CDA”).  All information exchanged between the Parties under the CDA shall be deemed Confidential Information of the Party disclosing it under the CDA and shall be subject to the terms of this Article 10.

10.7.                     Upon termination of this Agreement, each Party hereto and its Affiliates shall use Commercially Reasonable Efforts to return all Confidential Information of the other Party in its possession to the other Party; provided, that each Party may retain: (i) a single archival copy of the Confidential Information of the other Party; (ii) any portion of the Confidential Information of the other Party which is contained in senior management briefing documents, laboratory notebooks or other electronic systems, the deletion from which would not be practicable; in either case, solely for the purpose of determining the extent of disclosure of Confidential Information hereunder, assuring compliance with the surviving provisions of this Agreement, relevant document retention policies of the Party and Applicable Laws. A Party may also retain Confidential Information where necessary for the performance of any surviving licence or obligation.

10.8.                    GSK shall have the right at any time after exercise of an Option, during and after the Term, to (i) publish the results or summaries of results of all GSK sponsored or supported clinical trials (which after exercise of the Option applicable to the Initial Target Program shall include any Phase 1/2a Clinical Trial results of Adaptimmune), observational studies and other studies such as meta analyses, conducted with respect to a Licensed Product in any clinical trial register maintained by GSK or its Affiliates and the protocols of clinical trials relating to such Licensed Product on www.ClinicalTrials.gov and/or in each case publish the results, summaries and/or protocols of such Clinical Trials or studies on such other websites and/or repositories and/or at scientific congresses and in a peer-reviewed journal within such timescales as required by law or GSK’s or its Affiliates’ standard operating procedures, irrespective of the outcome of such Clinical Trials; (ii) make information from Clinical Trials and studies conducted with respect to a Licensed Product available under its Data Sharing Initiative; and (iii) publish the status of each Licensed Product in its annual and quarterly reports and any other updates regarding GSK’s research and development pipeline.  Each such publication or disclosure made in accordance with this Section 10.8 shall not be a breach of the confidentiality obligations provided in this Article 10 and GSK shall be entitled to maintain or effect such publication or disclosure even following any termination of GSK’s rights in respect of the relevant Licensed Product. Any disclosure made under this Section 10.8 shall not include any Confidential Information of Adaptimmune comprised within Adaptimmune Background where such Confidential

Information does not relate explicitly to the Licensed Product and without the prior written consent of Adaptimmune, unless required by Applicable Law.

11.                               Warranties and Indemnity

11.1.                    Save as provided in Section 11.9 below, Adaptimmune warrants to GSK that as of the Effective Date:

11.1.1.                      it has the right to grant the licences in accordance with Section 6.6;

11.1.2.                      it has in place contracts with its employees and other personnel it appoints to perform the Collaboration Program sufficient to ensure all Collaboration Program IP is owned in accordance with Article 7 above;

11.1.3.                      all of Adaptimmune’s agreements with the subcontractors existing as at the Effective Date provide (i) that Adaptimmune shall, in all cases, retain or obtain ownership of any and all Intellectual Property arising as a result of performance of any sub-contracted activity under the Development Plan, (ii) that such subcontractor has no rights to use any Intellectual Property Rights owned or Controlled by Adaptimmune save as strictly necessary for performance of the sub-contracted activities and (iii) that such subcontractor shall not be entitled to further sub-contract its obligations as they relate to the conduct of any Collaboration Program under this Agreement.

11.1.4.                      It has not received any written notice from any Third Party asserting or alleging that the research, development or manufacturing of any Therapy infringes or misappropriates the Intellectual Property Rights of such Third Party;

11.1.5.                      Schedule 3 sets forth a complete and accurate list of the patents comprising the Adaptimmune Background relevant to the Targets within the Dataroom as of the Effective Date;

11.1.6.                      Adaptimmune has provided GSK with a complete and accurate copy of the Assignment Agreement, as such agreement is in effect as of the Effective Date, and Adaptimmune is not aware of any current material breach of the Assignment Agreement that would give Immunocore the right to terminate the same;

11.1.7.                      Adaptimmune represents and warrants to GSK that it has not intentionally omitted to furnish GSK with any material information known to Adaptimmune in response to GSK’s requests for information, at the time of such response, during the due diligence and negotiation process with respect to this Agreement;

11.1.8.                      Save as disclosed in the Due Diligence Dataroom as at the Effective Date, it is not aware of any Third Party Intellectual Property Right which it would be knowingly infringing or intentionally misappropriating in performing any part of the Initial Target Program; and

11.1.9.                      the information in the Due Diligence Dataroom is accurate in all material respects.

11.2.                            GSK warrants to Adaptimmune that (a) it has in place contracts with its employees and other personnel it appoints to perform the Collaboration Program sufficient to ensure all Collaboration Program IP is owned in accordance with Article 7 above; (b) that it will not knowingly infringe or intentionally misappropriate the Intellectual Property Rights of any Third Party in performing any part of the Collaboration Program or in exercising its licensed rights; and (c) as of the Effective Date it is not aware of any inability to grant the licence set out in Section 6.12.

11.3.                            Each Party warrants to the other that:

11.3.1.                      As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Applicable Laws of the jurisdiction in which it is incorporated.

11.3.2.                      As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

11.3.3.                      Nothing contained in this Agreement shall be construed as a warranty, either express or implied, on the part of either Party that (i) any Collaboration Program or Research Pool Program will yield a Licensed Product or otherwise be successful or meet its goals, or (ii) the outcomes of the Collaboration Programs or Research Pool Program will be commercially exploitable in any respect.

11.4.                     In the course of the research or development of Licensed Products, each Party (and their Affiliates) shall not use any employee or consultant who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.  Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants (or employees or consultants of a Party’s Affiliates as relevant) has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

11.5.                     Each Party shall comply in all material respects with all Applicable Laws in the performance of its obligations and exercise of its rights under this Agreement to the extent in each case that such Applicable Laws cover the performance of the relevant obligations or exercise of rights, including the statutes, regulations and written directives of the FDA, the EMA and any other applicable Regulatory Authority, and the provisions of Section 14, each as may be amended from time to time.

11.6.                    THE EXPRESS UNDERTAKINGS AND WARRANTIES GIVEN BY THE PARTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS, TERMS, UNDERTAKINGS AND OBLIGATIONS WHETHER EXPRESS OR IMPLIED BY STATUTE, COMMON LAW, CUSTOM, TRADE USAGE, COURSE OF DEALING OR IN ANY OTHER WAY.  ALL OF THESE ARE EXPRESSLY EXCLUDED FROM THIS AGREEMENT TO THE FULL EXTENT PERMITTED

BY LAW.  NO WARRANTY IS GIVEN BY ADAPTIMMUNE THAT ANY USE OF ADAPTIMMUNE BACKGROUND WILL RESULT IN ANY COMMERCIALLY USEFUL LICENSED PRODUCT OR LICENSED PRODUCT WHICH WILL SUCCESSFULLY TREAT ANY SPECIFIC INDICATION.

11.7.                    GSK will indemnify, defend and hold harmless Adaptimmune and its directors, officers, employees and representatives (the “Adaptimmune Indemnified Parties”) from and against all Losses arising out of or resulting from Claims based upon:

11.7.1.                      any negligence or wilful misconduct by any GSK Indemnified Party or GSK’s sub-licensees in connection with GSK’s performance of its obligations or exercise of its rights under this Agreement;

11.7.2.                      any non-compliance by any GSK Indemnified Party or GSK’s sub-licensees or their subcontractors with any Applicable Laws;

11.7.3.                      any death or injury or product liability claim resulting from sale or supply of any Licensed Product by GSK or its Affiliates or their sub-licensees;

11.7.4.                      any death or injury or product liability claim resulting from the conduct of Clinical Trials of the Therapy by any GSK Indemnified Party or GSK’s sub-licensees, and the storage, handling, use, manufacture, marketing, commercialization, importation or sale of any Therapy by GSK, its Affiliates, their subcontractors or their sub-licensees; and/or

11.7.5.                      GSK proceeding with an Action in accordance with Section 7.4.4 after Adaptimmune informs GSK that it is not proceeding with such Action on the advice of competent counsel, and, if GSK requires Adaptimmune to initiate an Action, such actions taken by Adaptimmune as directed by GSK, except, to the extent such Claim arose out of or resulted from any negligence, misconduct or material breach of this Agreement by any Adaptimmune Indemnified Party.  The indemnities given in Section 11.8 are subject to the Adaptimmune Indemnified Parties promptly notifying GSK in writing with details of the Claim and not making any admission in relation to the Claim.

11.8.                     Adaptimmune shall indemnify, defend and hold harmless GSK and its Affiliates, and its or their respective directors, officers, employees and representatives (the “GSK Indemnified Parties”), from and against any and all Losses arising out of or resulting from any Claims based upon:

11.8.1.           Any negligence or wilful misconduct by any Adaptimmune Indemnified Party or Adaptimmune’s sub-licensees, in connection with Adaptimmune’s performance of its obligations or exercise of its rights under this Agreement;

11.8.2.           Any non-compliance by any Adaptimmune Indemnified Party or Adaptimmune’s sub-licensees or subcontractors with any Applicable Laws;

11.8.3.           any death or injury or product liability claim resulting from sale or supply of any Terminated Product by Adaptimmune or its Affiliates or their sub-licensees;

11.8.4.           any death or injury or product liability claim resulting from the conduct of Clinical Trials of the Therapy under any Development Plan or under the ATTACK Agreement by any Adaptimmune Indemnified Party, or any of Adaptimmune’s Affiliates, sub-licensees or subcontractors (including ATTACK Agreement signatories), and the storage, handling, use, manufacture, marketing, commercialization, importation or sale of any Licensed Products by Adaptimmune, its Affiliates, their subcontractors or sub-licensees (including ATTACK Agreement signatories);

11.8.5.           any breach by Adaptimmune of the Assignment Agreement; and/or

11.8.6.           Adaptimmune proceeding with an Action in accordance with Section 7.4.4 after GSK informs Adaptimmune that it is not proceeding with such Action on the advice of competent counsel, and, if Adaptimmune requires GSK to initiate an Action, such actions taken by GSK as directed by Adaptimmune, except, to the extent such Claim arose out of or resulted from any negligence, misconduct or material breach of this Agreement by any GSK Indemnified Party.  The indemnities given in Section 11.8 are subject to the GSK Indemnified Parties promptly notifying Adaptimmune in writing with details of the claim and not making any admission in relation to the claim.

11.9.                     ***

:

11.9.1.                 ***

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11.9.2.                 ***.

(a)                                 ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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(b)                                 ***

:

(i)                                     ***

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(ii)                                  ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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12.                               Limitation of Liability

12.1.                         Subject to Section 12.3, neither Party shall be liable under this Agreement whether in contract, tort (including negligence) or otherwise in respect of any indirect or consequential loss or damage including any loss of profit, loss of business or loss of goodwill. Nothing in this Section 12.1 will prevent or restrict Adaptimmune from recovering lost royalties as a result of breach of this Agreement by GSK and such royalties shall constitute direct losses.

12.2.                         Subject to Section 12.3, Adaptimmune’s ***

.

12.3.                         NOTHING IN THIS AGREEMENT LIMITS OR EXCLUDES ANY PARTY’S LIABILITY FOR (A) DEATH OR PERSONAL INJURY CAUSED BY ITS NEGLIGENCE; (B) FRAUD; (C) ANY INDEMNITY UNDER SECTIONS 11.7.2, 11.7.3, 11.8.2 AND 11.8.3; (D) GROSS NEGLIGENCE OR WILFUL MISCONDUCT; OR (E) ANY SORT OF LIABILITY THAT, BY LAW, CANNOT BE LIMITED OR EXCLUDED.

12.4.                         Adaptimmune shall maintain, at its cost, insurance against liability and other risks associated with its activities and obligations under this Agreement, including the conduct of Clinical Trials and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for a company such as Adaptimmune, for the activities to be conducted by it under this Agreement.  Adaptimmune shall furnish to GSK evidence of such insurance upon request.

13.                               Term and Termination

13.1.                    This Agreement will come into force on the Effective Date and will remain in force until the last financial obligation under this Agreement has been satisfied, unless earlier terminated in accordance with this Agreement (“Term”).

13.2.                    GSK Right to Terminate. GSK may terminate (a) this Agreement; or (b) any Collaboration Program or (c) any licence granted following exercise of the Initial Program Option, Second Program Option or Collaboration Program Option at any time on provision of sixty (60) days written notice to Adaptimmune. The notice shall specify whether GSK is terminating the Agreement or any Collaboration Program or any licence. Where GSK terminates the Initial Target Program under this Section 13.2 ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

.

13.3.                    Termination for Lack of Feasibility.  Where either the JSC or GSK decides to terminate a Collaboration Program in accordance with Sections 3.5.1, 3.5.2, 3.6.1 or 3.6.2, then GSK shall serve thirty (30) days written notice to Adaptimmune terminating the relevant Collaboration Program. Where a Collaboration Program is terminated under Section 3.5.2(ii) or 3.6.2(ii), in addition to the provisions of Section 13.6 below, the provisions of Section 5.3.5 shall apply.

13.4.                     Breach.

13.4.1.                 Either Party may (without limiting any other remedy it may have) at any time terminate this Agreement in its entirety or on a Collaboration Program-by-Collaboration Program or license-by-license basis with immediate effect by giving written notice to the other if the other (or their Affiliates) is in material breach of any material provision of this Agreement and the breach has not been remedied within sixty (60) days after receipt of written notice specifying the breach and requiring its remedy (if such breach is capable of remedy).  If such breach is not susceptible to cure within such sixty (60) day period, the breaching Party shall, within such sixty (60) day period, provided to the non-breaching Party a written plan reasonably acceptable to the non-breaching Party, that is reasonably calculated to effect a cure.  Where the non-breaching Party has accepted any such plan in accordance with the preceding sentence, the non-breaching Party may terminate this Agreement immediately upon written notice to the breaching Party if the breaching Party subsequently fails to carry out such plan.  The right of either Party to terminate this Agreement as provided in this Section 13.4 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

13.4.2.                 Material breach shall include non-payment of sums due and owing from GSK.  Material breach shall include failure of Adaptimmune to communicate to GSK its inability to continue to fund any Collaboration Program, including payments to subcontractors, or its insufficient funding to employ the FTEs required by Adaptimmune to Complete any Collaboration Program within the timescales agreed in the relevant Development Plan that were to be conducted in the next four (4) months in accordance with Section 6.5.

13.4.3.                 Adaptimmune shall also be entitled to terminate any licence under this Section where after exercise of an Option and grant of such licence, GSK either (i) ***

, or (ii) GSK makes the decision ***

.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

13.4.4.                 If the Parties reasonably and in good faith disagree as to whether there has been a material breach, or whether Section 13.4.3 applies, the Party which seeks to dispute that there has been a material breach may contest the allegation in accordance with Article 15.  From the date that any claim of material breach is referred to the Executive Officers in accordance with Section 15.2 until such time as the dispute regarding such claimed material breach has become finally settled, the time period during which the breaching Party must cure an alleged breach that is the subject matter of the dispute shall be suspended and no termination under this Section 13.4 shall become effective.

13.5.                    Either Party may (without limiting any other remedy it may have) at any time terminate this Agreement or a specified Collaboration Program (which may include exercising the applicable Initial Program Option or Collaboration Program) with immediate effect if the other Party becomes insolvent, or if an order is made or a resolution is passed for its winding up (except voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of the other Party’s assets, or if the other Party makes any arrangement with its creditors or ceases to carry on business or does or suffers any similar or analogous act existing under the laws of any country.

13.6.                    Where GSK terminates any Collaboration Program or licence in accordance with Section 13.2, a Collaboration Program is terminated in accordance with Section 13.3, or Adaptimmune terminates a Collaboration Program or licence for GSK breach in accordance with Section 13.4 (in each case a “Terminated Project”):

13.6.1.                 The restrictions under Section 6.3 shall cease to apply in relation to any Target or Licensed Product resulting from a Terminated Project from the date of termination of such Terminated Project;

13.6.2.                 All sums due and owing prior to the date of termination in relation to the Terminated Project shall remain due and owing and Adaptimmune shall have no obligation to reimburse any payment previously made by GSK;

13.6.3.                 The licences granted to GSK as set forth in Section 6.6 shall terminate with respect to the particular Terminated Project from date of termination of the Terminated Project. This Agreement shall remain in full force and effect in relation to other Collaboration Programs and licences granted to GSK;

13.6.4.                 Save as provided in Sections 13.3 above, Adaptimmune shall be entitled to license the Collaboration Program IP arising from the performance of the Terminated Project to Third Parties, provided that such licenses are not in breach of any other licenses to GSK remaining in effect under this Agreement;

13.6.5.                 Save where any Joint Collaboration Project IP is subject to any on-going licences to GSK under this Agreement, required for any ongoing Collaboration Program under this Agreement or in accordance with the manufacturing and supply obligations under Section 13.6.9, GSK shall (a) cease to use and shall procure that its Affiliates cease to use any Joint Collaboration Program IP solely applicable to such Terminated Project; (b) shall not licence or transfer its rights in such Joint Collaboration Program IP to any Third Parties in contravention of the license granted to Adaptimmune under Section 13.6.5(c); and (c) shall grant an exclusive licence under its rights in such Joint Collaboration Program IP to Adaptimmune to make, have made, use, sell, offer for sale and import Therapies and Engineered TCRs.

13.6.6.                 ***

;

13.6.7.                 The Parties shall discuss and agree a plan to either transfer responsibility for Clinical Trials of Licensed Products arising from the Terminated Project (“Terminated Products”) in which any patient has been enrolled, to Adaptimmune or Adaptimmune’s nominated Third Party, or permit GSK or its Affiliates to complete and/or wind down such Clinical Trials.  ***

unless otherwise agreed by Parties;

13.6.8.                 ***

.

13.6.9.                 ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

.

13.6.10.          ***

.

13.7.                    Where GSK terminates any Collaboration Program or licence under Section 13.2 after dosing of the first patient in a Pivotal Study of the applicable Terminated Product, then, if Adaptimmune or its Affiliates or sub-licensees further develops and commercializes the Terminated Product, Adaptimmune shall pay to GSK a royalty of *** of the Net Sales of such Terminated Product. The provisions of Sections 9.4, 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12 shall apply, mutatis mutandis, to Adaptimmune’s obligations to pay royalties hereunder, with all references to “GSK” replaced by “Adaptimmune,” all references to “Adaptimmune” replaced by “GSK” and all references to “Licensed Product” replaced with “Terminated Product.”

13.8.                    If (a) GSK or any of its Affiliates directly or indirectly commences any interference or opposition proceeding or challenges the validity or enforceability of, or opposes any extension of or the grant of any supplementary protection certificate with respect to any patent or patent application within the Adaptimmune Background or Adaptimmune Collaboration Program IP licensed to it under Section 6.6 (each such action a “GSK Patent Challenge”); or (b) GSK uses the Adaptimmune Background or Adaptimmune Collaboration Program IP other than as licensed under Section 6.6.1, then Adaptimmune shall have the right to terminate the license to such patent granted to GSK under Section 6.6.1 to which the Patent Challenge relates or that GSK uses outside the scope

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

of its licenses hereunder (and all Therapies, Targets and Licensed Products covered by such patent), upon thirty (30) days’ written notice to GSK; provided, that Adaptimmune’s right to terminate this Agreement under this Section 13.8 shall (i) not apply to any Affiliate of GSK that first becomes an Affiliate of GSK after the Effective Date of this Agreement in connection with a merger or acquisition event, where such Affiliate of GSK was undertaking activities in connection with a Patent Challenge prior to such merger or acquisition event and GSK ceases involvement in such Patent Challenge within forty-five (45) days after such merger or acquisition event; and (ii) only apply in the case of sub-licensees where Adaptimmune has given GSK notice of any GSK Patent Challenge and at least forty-five (45) days to procure the termination of such GSK Patent Challenge.

13.9.                    If (a) Adaptimmune (or any of its Affiliates or sublicensees, if applicable) directly or indirectly commences any interference or opposition proceeding or challenges the validity or enforceability of, or opposes any extension of or the grant of any supplementary protection certificate with respect to any patent or patent application within the GSK Background licensed to it under Section 6.12 (each such action an “Adaptimmune Patent Challenge”); or (b) Adaptimmune uses the GSK Background other than as licensed under Section 6.12, then GSK shall have the right to terminate the license to such patent granted to Adaptimmune under Sections 6.12 to which the Adaptimmune Patent Challenge relates or that Adaptimmune uses outside the scope of its licenses hereunder (and all Therapies, Targets and products or services comprising Therapies Covered by such patent), upon thirty (30) days’ written notice to Adaptimmune; provided, that GSK’s right to terminate the licence under this Section 13.9 shall (i) not apply to any Affiliate of Adaptimmune that first becomes an Affiliate of Adaptimmune after the Effective Date of this Agreement in connection with a merger or acquisition event, where such Affiliate of Adaptimmune was undertaking activities in connection with an Adaptimmune Patent Challenge prior to such merger or acquisition event and Adaptimmune causes such Adaptimmune Patent Challenge to terminate within forty-five (45) days after such merger or acquisition event; (ii) only apply in the case of sub-licensees (if applicable) where GSK has given Adaptimmune notice of any Adaptimmune Patent Challenge and at least forty-five (45) days to procure the termination of such Adaptimmune Patent Challenge.  This Section 13.9 and the right to terminate any licence under this Section 13.9 shall not apply in relation to any pre-existing sub-licensee of Adaptimmune under the Adaptimmune Background and relating to Therapies as at the Effective Date.

13.10.             Where Adaptimmune is in material breach of this Agreement in connection with a Collaboration Program in accordance with Section 13.4, the following shall apply:

13.10.1.                       GSK shall have the right in its sole discretion to exercise any or all of the Options for all then on-going Collaboration Programs subject to payment of the relevant Milestone Fees;

13.10.2.                       The restrictions set forth in Section 6.3 shall continue to apply to Adaptimmune;

13.10.3.                       The licences granted to Adaptimmune as set forth in Section 6.12 shall terminate with respect to the particular Collaboration Program from date of termination or exercise of the applicable Initial Program Option or Collaboration Program Option thereof. This Agreement shall remain in full force and effect in relation to other Collaboration Programs and licences granted to GSK;

13.10.4.                       The Parties shall discuss and agree a plan to transfer responsibility for on-going Clinical Trials of Licensed Products arising from the terminated Collaboration Program to GSK including which Party shall be responsible for costs associated with transfer, Completion or winding down; and

13.10.5.                       ***

;

13.11.             Where GSK terminates this Agreement or any specified Collaboration Program under Section 13.5, the following shall apply:

13.11.1.                       GSK shall have the right in its sole discretion to exercise any or all of the Options for all then on-going Collaboration Programs where the Agreement is being terminated in its entirety or the Options relevant to a particular Collaboration Program being terminated, subject to GSK’s payment of relevant Milestone Fees;

13.11.2.                       The licences granted to Adaptimmune as set forth in Section 6.12 shall terminate with respect to the particular Collaboration Program from date of termination thereof. This Agreement shall remain in full force and effect in relation to other Collaboration Programs and licences granted to GSK;

13.11.3.                       ***

;

13.11.4.                       ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

;

13.11.5.                       To the extent that any liquidator or administrator legally disclaims any continuing obligation or surviving obligation following termination in accordance with Section 13.5, Adaptimmune shall offer GSK a right to negotiate in good faith for (a) any ***

; and (b) ***                   ; and

13.11.6.                       Section 6.14 shall survive such termination with respect to the Intellectual Property Rights comprising Joint Collaboration Program IP until such time as the Agreement has expired in its entirety and such Intellectual Property Rights within the Joint Collaboration Program IP have entered the public domain other than through breach of Article 10.

13.12.             Termination of this Agreement will not release any Party from any obligation or liability which has fallen due or arisen before the effective date of termination of this Agreement. Any payments due or arising prior to the date of termination shall immediately become due and payable on termination.

13.13.             Sections 1 (to the extent required for interpretation of any other surviving Sections), 6 (to the extent any rights survive termination in accordance with Section 13), 6.7, 6.14 (until such time as the Agreement has expired in its entirety and such Intellectual Property Rights within the Joint Collaboration Program IP have entered the public domain other than through breach of Article 10), 7, 8 (to the extent any payment obligation survives termination in accordance with Section 13), 9 (to the extent any payment obligation survives termination in accordance with Section 13) and 10-16 (inclusive) will survive termination or expiry of this Agreement for whatever reason.

14.                               Anti-bribery

14.1.                    Each Party agrees to:

14.1.1.                 comply with all Applicable Laws relating to anti-bribery and anti-corruption including but not limited to the Bribery Act 2010 (Relevant Requirements);

14.1.2.                 maintain in place throughout the term of this Agreement its own policies and procedures, including but not limited to adequate procedures under the Bribery Act 2010, to ensure compliance with the Relevant Requirements and will enforce them where appropriate;

14.1.3.                 comply with any key anti-bribery policies of the other Party which are communicated to it as of the Effective Date and in relation to which a Party can reasonably comply;

14.1.4.                 promptly report to other Party any request or demand for any undue financial or other advantage of any kind it receives in connection with the performance of this Agreement; and

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

14.1.5.                 immediately notify other Party (in writing) if a foreign public official becomes an officer of its organisation or acquires a direct interest in it (and it warrants that it has no foreign public officials as officers or direct owners as of the Effective Date).

14.2.                    For the purpose of this Article 14, the meaning of adequate procedures and foreign public official and whether a person is associated with another person shall be determined in accordance with section 7(2) of the Bribery Act 2010 (and any guidance issued under section 9 of that Act), sections 6(5) and 6(6) and section 8 of that Act respectively.

14.3.                    Adaptimmune acknowledges receipt of GSK’s “Prevention of Corruption — Third Party Guidelines” attached as Schedule 4 and agrees to comply with such as a key anti-bribery policy of GSK under Section 14.1.3.

15.                              Dispute Resolution

15.1.                    Either Party shall have the right to refer any dispute first to the JSC for resolution, provided the JSC is still in existence at the time the dispute arises and has not ceased to exist in accordance with Section 4.10.

15.2.                    Where any dispute cannot be resolved by the JSC within thirty (30) days of first referral to the JSC or where JSC is not in existence on the date the dispute arises, either Party shall have a right to refer such dispute to the respective Executive Officers (or their designees), and such Executive Officers shall attempt in good faith to resolve such dispute.

15.3.                    Where the Executive Officers are unable to resolve the dispute within thirty (30) days of referral under Section 15.2, either Party thereafter may request that the dispute be referred to Third Party mediation, by written notice to the other; provided, that if the subject matter of a dispute is within a Party’s final decision-making authority pursuant to Article 4, then such dispute shall not be submitted to mediation and may be finally decided by the Party having such authority.  Where the Parties agree, such dispute shall be submitted to mediation in accordance with the Mediation Procedure of the International Institute for Conflict Prevention and Resolution (“CPR”). Such mediation shall be attended on behalf of each Party for at least one session by a senior executive with authority to resolve the dispute and shall be held in London, England. Unless otherwise agreed by the Parties, the Parties shall select a mediator from the CPR Panels of Distinguished Neutrals. Notwithstanding the foregoing, each Party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction or replevin to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the dispute, prior to the commencement of, or while the Parties are engaged in, the mediation process.  Any dispute that cannot be resolved by mediation within sixty (60) days of notice by one Party to the other Party of the commencement of the mediation process shall be resolved by arbitration in accordance Section 15.4.

15.4.                     Any dispute remaining unresolved after Third Party mediation pursuant to Section 15.3 of the Agreement (if applicable) will be submitted for resolution to arbitration by the International Court of Arbitration (“ICC”) in accordance with the ICC rules in force at the time of referral. The arbitration shall be in London, England and shall be by a single arbitrator who shall (i) be a lawyer of not less than fifteen (15) years’ standing who is knowledgeable in the law concerning the subject matter at issue in the dispute, (ii) not be or have been an employee, consultant, officer, director or stockholder of either Party or any Affiliate of either Party and (iii) not have a conflict of interest under any applicable rules of ethics.  The arbitrator shall be selected by mutual agreement of the Parties, provided that if the Parties cannot agree on the arbitrator within ten (10) Business Days of the relevant arbitration request, the arbitrator shall be selected by the ICC.  The arbitrator may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings.  The arbitrator shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, in accordance with Applicable Laws, including the calculation of any damages awarded.  The arbitrator shall be authorized to award compensatory damages, but shall not be authorized to award non-economic damages or punitive, special, consequential (including lost profits), or any other similar form of damages, or to reform, modify or materially change the Agreement.  The arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrator deems just and equitable and within the scope of this Agreement, including an injunction or order for specific performance.  The award of the arbitrator shall be the sole and exclusive remedy of the Parties (except for those remedies set forth in this Agreement), the Parties hereby expressly agree to waive the right to appeal from the decisions of the arbitrator, and there shall be no appeal to any court or other authority (government or private) from the decision of the arbitrator.  Judgment on the award rendered by the arbitrator may be enforced in any court having competent jurisdiction thereof, and the decision of the arbitrator shall be final and binding on both Parties in the absence of manifest error or fraud.  Notwithstanding anything contained in this Section 15.4 to the contrary, each Party has the right before the arbitration is commenced, to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction or replevin to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

15.5.                     Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, that the arbitrator shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements.

15.6.                    All proceedings and decisions of the arbitrators shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 10.

15.7.                     From the date of submission of the dispute to the Executive Officers, until such time as the dispute has become finally settled by Third Party mediation or arbitration, the running of the time periods as to which a breaching Party must cure a breach of this Agreement becomes suspended as to any breach that is the subject matter of the dispute.

15.8.                    Unless otherwise agreed by the Parties, disputes relating to patents and patent applications and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

16.                               General

16.1.                    Notices:  Any notice to be given under this Agreement must be in writing and may be delivered to the other Party by hand or courier (in which case the notice shall be deemed received on day of delivery). Notices for Adaptimmune shall be marked for the attention of the COO of Adaptimmune, sent to the address provided in the preamble of this Agreement. Notices for GSK shall be sent to the following:

***
***

***

***

***

***

***

***

***

***

***
***
***
***
***
***
***

16.2.                    Assignment:  Neither Party may assign or transfer this Agreement as a whole, or any of its rights or obligations under it, without first obtaining the written consent of the other Party (which may be given or withheld at the absolute discretion of the Party from which consent is sought). Both parties may assign all of its rights and obligations under this Agreement to an Affiliate or to any successor to the whole or relevant part of its business (or as relevant its Intellectual Property Rights) and the other Party hereby consents to such assignment. Any assignment of Collaboration Program IP or in the case of Adaptimmune, the Adaptimmune Background, shall be made subject to the terms of this Agreement, including as to any rights granted on termination of this Agreement.

16.3.                    Illegal/unenforceable provisions:  If the whole or any part of any provision of this Agreement is void or unenforceable in any jurisdiction, the other provisions of this Agreement, and the rest of the void or unenforceable provision, will continue in force in that jurisdiction, and the validity and enforceability of that provision in any other jurisdiction will not be affected.

16.4.                    Waiver of rights:  If a Party fails to enforce, or delays in enforcing, an obligation of the other Party, or fails to exercise, or delays in exercising, a right under this Agreement, that failure or delay will not affect its right to enforce that obligation or constitute a waiver of that right.  Any waiver of any provision of this Agreement will not, unless expressly stated to the contrary, constitute a waiver of that provision on a future occasion.

16.5.                    No agency:  Nothing in this Agreement creates, implies or evidences any partnership

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

or joint venture between the parties, or the relationship between them of principal and agent.  Neither Party has any authority to make any representation or commitment, or to incur any liability, on behalf of the other.

16.6.                    Entire agreement: This Agreement (incorporating all Schedules and Exhibits) constitutes the entire agreement between the parties relating to its subject matter.  Each Party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Agreement.  Each Party waives any claim for breach of this Agreement, or any right to rescind this Agreement in respect of, any representation which is not an express provision of this Agreement.  However, this Section 16.6 does not exclude any liability which either Party may have to the other (or any right which either Party may have to rescind this Agreement) in respect of any fraudulent misrepresentation or fraudulent concealment prior to the execution of this Agreement.

16.7.                    Formalities: Each Party will take any action and execute any document reasonably required by the other Party to give effect to any of its rights under this Agreement.

16.8.                    Amendments:  No variation or amendment of this Agreement (including the Schedules) will be effective unless it is made in writing and signed by each Party’s representative.

16.9.                    Third parties:  No one except a Party to this Agreement has any right to prevent the amendment of this Agreement or its termination, and no one except a Party to this Agreement may enforce any benefit conferred by this Agreement, unless this Agreement expressly provides otherwise.  The Adaptimmune Indemnified Parties and GSK Indemnified Parties may directly enforce the indemnities in Article 11.

16.10.             Governing law:  This Agreement is governed by, and is to be construed in accordance with, English law.

16.11.             Counterparts:  This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers.  Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

SIGNED for and on behalf of ADAPTIMMUNE LIMITED:		SIGNED for and on behalf of GlaxoSmithKline Intellectual Property Development Ltd:

Name	James Noble
		Name	Paul Williams

Position	CEO
		Position	Authorized Signatory

Signature	/s/ James Noble
		Signature	/s/ Paul Williams

SCHEDULE 1

DEVELOPMENT PLAN FOR INITIAL TARGET PROGRAM

***

.

Initial Target Program Generation 1

***

.

Clinical
General:

•                  ***

.

•                  ***

.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  ***

.

•                  ***

.

•                  ***

:

•                  ***

.

•                  ***

.

Sarcoma Phase 1/2a: ***

.

Amend current protocol: ***

.

•                  Operational activities:

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  ***                                                                                                                                    .

•                  ***

.

•                  ***

.

•                  ***

.

Ovarian Phase 1/2a:  ***

:

•                  Amend current protocol to:

•                  ***

•                  ***

•                  ***

•                  ***

.

•                  ***

•                  ***.

•                  ***

:

•                  ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  ***

.

•                  Operational activities:

***

Non-Small Cell Lung Cancer Phase 1/2a:  ***

.

•                  Operational activities:

***

Regulatory: ***

.

CMC - Version 1.5 and Version 2.0

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

.

Manufacturing Process Changes V1.5

•                  List of Version 1.5 changes to the current Manufacturing Process (see Exhibit A for outline criteria)

•                  Plasmids

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  Vector

***

•                  T-cells

***

•                  CMC CD3/28 Bead Development:  ***

.

•                  Development Plan

•                  Plasmids

***

•                  Vector

***

•                  T-cell enrichment

•                  ***

.

•                  Change of Media

•                  ***

.

•                  Documentation and reporting of finding for preparation of technology transfer documents and regulatory document.

•                  Adoption and Comparability for Clinical use

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  CMO implementation of T-cell manufacturing changes

***

•                  Plasmid and Vector

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Abbreviations:

***

***

	***	***	***	***	***

***	***	***	***	***	***

	***	***	***	***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***	***	***	***	***	***

	***	***	***	***	***

***	***	***	***	***	***

	***	***	***	***	***

***	***	***	***	***	***

	***	***	***	***	***

***	***	***	***	***	***

	***	***	***	***	***

***

Companion Diagnostic:

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Patient Screening Assays V1.5 - Immunohistochemistry

•                  Contract Laboratory Selection

***

•                  Timeline for Development

***

•                  Adoption and Comparability for Clinical use

***

Analytical Development V1.5 — Addition of Flow Cytometry for Clinical Correlates

•                  Contract Laboratory Selection

***

•                 Timeline for Development

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  Adoption and Comparability for Clinical use

***

Release/Potency Assay Development

•                  Assay Development Required:

***

•                  Timeline for Development

***

CMC, Analytical and Diagnostic Regulatory:

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Initial Target Program Generation 2

***

•                  Project Selection:    ***

.

•                  Timeline: ***.

•                  Acceptance criteria/milestones: ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

•                  Clinical Phase 1/2a Studies:  ***

.

•                  Operational activities:

***

Maximum Resource/Costs (£)

Generation 1 Clinical:

***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***	***

CMC:

***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

Generation 2:

***	***

***	***

***	***

TOTAL	***

Further details of the above costs are provided in the attached Exhibit A to Schedule 1

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit A to Schedule 1 - Maximum Resource/Cost (£) Detail 2020 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 TOTALS (£) Clinical Synovial Sarcoma *** *** Ovarian Cancer *** *** *** *** *** *** NSCLC *** *** Melanoma *** *** Myeloma I *** *** Myeloma II *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** - *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** - *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** **** *** *** *** *** *** *** *** *** - *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** **** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** 2017 2018 2019 *** *** *** *** 2014 2015 2016 *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** 2nd Generation NY-ESO-1 Pre-Clinical & CMC development 2nd Generation Phase 1/2a *** *** *** *** ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 2

Milestone Fees

DEVELOPMENT MILESTONES:

Subject to the terms and conditions set forth below in this Schedule 2 and Articles 8 and 9, GSK shall pay each of the non-refundable, non-creditable Milestone Fees to Adaptimmune that are set forth below upon the first occurrence of the corresponding milestone event with respect to any Collaboration Program or particular Licensed Product, as applicable.  Each Milestone Fee shall be paid only one time per Collaboration Program regardless of how many Licensed Products or Therapies achieve the corresponding milestone event and no Milestone Fee shall be payable for any milestone event which is not achieved, except as otherwise provided below.

The Milestone Fees shall be payable as follows:

TABLE #1

Milestones for Initial Target Program Generation 1 and Generation 2	£M

Generation 2 Pre-clinical Milestones:

JSC selection of up to four maximum lead priority Generation 2 programs as set forth in the Initial Development Plan	2.0

CMC milestones:

***	***

***	***

***	***

***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2

Generation 1 Clinical Milestones:

***	***

***	***

***	***

***	***

JSC decision that cohort 1 of the Phase I/IIa ovarian cancer study included in the Initial Development plan will continue based on an adequate number of positive responses observed in the first 6 patients	2.5

***	***

***	***

***	***

***	***

***	***

***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

3

Generation 2 Clinical Milestones:

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

4

Subsequent Clinical Development Milestones (applicable to both Generation 1 and Generation 2 products)

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5

TABLE #2

Milestones for Second Target Program	£M

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6

TABLE #3

	Milestones for Target Programs and HLA Programs (other than the Initial Target Program and Second Target Program)	Target Program (£M)	HLA Program (£M)

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

1.                                      ***.

2.                                      ***.

3.                                      ***.

4.                                      ***.

5.                                      ***.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

7

6.                                      ***.

7.                                      ***.

8.                                      ***.

9.                                      ***.

10.                               ***.

11.                               ***.

12.                               ***.

13.                               ***:

TABLE #4

	Milestones for Target Programs (other than the Initial Target Program and Second Target Program)	(£M)

5	***	***

6	***	***

7	***	***

8	***	***

9	***	***

10	***	***

11	***	***

12	***	***

13	***	***

14	***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

8

SALES MILESTONES

Subject to the terms and conditions set forth below in this Schedule 2 and Articles 8 and 9, GSK shall pay to Adaptimmune each of the one-time, non-refundable, non-creditable Sales Milestone Fees on a Licensed Product-by-Licensed Product basis indicated below:

Sales Threshold Milestones:	£M
***	***
***	***
***	***
***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

9

SCHEDULE 3 — ADAPTIMMUNE BACKGROUND PATENTS

Case Ref.	Official No.	Title	Case Status
Case14-WO	WO2003/020763	***	International phase complete
Case14-AU	2002321581	***	Granted/Registered
Case14-CA	2457652	***	Granted/Registered
Case14-CN	02819279.6	***	Granted/Registered
Case14-EA	006601	***	Granted/Registered
Case14-EP	1421115	***	EP Granted (AT, BE, CH, CZ, DE, DK, EE, ES, FI, FR, GB, GR, IE, IT, NL, PT, SE, TR)
Case14-HK	1066018	***	Granted/Registered
Case14-IL	160359	***	Granted/Registered
Case14-IN	212621	***	Granted/Registered
Case14-JP	4317940	***	Granted/Registered
Case14-KR	10-0945977	***	Granted/Registered
Case14-MX	246738	***	Granted/Registered
Case14-NO	331877	***	Granted/Registered
Case14-NZ	531208	***	Granted/Registered
Case14-PL	208712	***	Granted/Registered

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

10

Case Ref.	Official No.	Title	Case Status
Case14-SG	102850	***	Granted/Registered
Case14-US	7329731	***	Granted/Registered
Case14US1	7763718	***	Granted/Registered
Case14-ZA	2004/1197	***	Granted/Registered
Case18-WO	WO2004/033685	***	International phase complete
Case18-AU	2003271904	***	Granted/Registered
Case18-CA	2501870	***	Granted/Registered
Case18-CN	100338217	***	Granted/Registered
Case18-EP	03753742.0	***	Allowed
Case18-JP	4436319	***	Granted/Registered
Case18-IL	167652	***	Granted/Registered
Case18-IN	227369	***	Granted/Registered

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

11

Case Ref.	Official No.	Title	Case Status
Case18-NO	2005/2198	***	Under Examination
Case18-NZ	539225	***	Granted/Registered
Case18-RU	2355703	***	Granted/Registered
Case18-US	7569664	***	Granted/Registered
Case18-ZA	2005/02927	***	Granted/Registered
Case19-WO	WO2004/044004	***	International phase complete
Case19-AU	2003276403	***	Granted/Registered
Case19-AU1	2010202953	***	Granted/Registered
Case19-CA	2505558	***	Granted/Registered
Case19-CA1	2813515	***	Under Examination
Case19-CN	0380102928.0	***	Granted/Registered
Case19-EP	1558643	***	EP Granted (AT, BE, CH, CZ, DE, DK, ES, FI, FR, GB, GR, IE, IT, NL, PT, SE, TR)

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

12

Case Ref.	Official No.	Title	Case Status
Case19-EP1	2048159	***	EP Granted (AT, BE, CH, CZ, DE, DK, ES, FI, FR, GB, GR, IE, IT, NL, PT, SE, TR)
Case19-IL	167745	***	Granted/Registered
Case19-IN	232673	***	Granted/Registered
Case19-JP	4975324	***	Granted/Registered
Case19-NO	20052743	***	Granted/Registered
Case19-NZ	539226	***	Granted/Registered
Case19-NZ1	570811	***	Granted/Registered
Case19-RU	2346004	***	Granted/Registered
Case19-US1	12/603255	***	Allowed
Case19-US2	14/248919	***	Under Examination
Case19-US3	14/249904	***	Under Examination
Case19-ZA	2005/03336	***	Granted/Registered
Case30-WO	WO2004/074322	***	International phase complete
Case30-AU	2003254443	***	Granted/Registered

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

13

Case Ref.	Official No.	Title	Case Status
Case30-CA	2516702	***	Granted/Registered
Case30-CN	03826014.X	***	Granted/Registered
Case30-EP	1594896	***	Granted/Registered (DE, FR, GB)
Case30-JP	4478034	***	Granted/Registered
Case30-NZ	541596	***	Granted/Registered
Case30-US	7666604	***	Granted/Registered
Case30-ZA	2005/06516	***	Granted/Registered
Case52-WO	WO2005/113595	***	International phase complete
Case52-AU	2005245664	***	Granted/Registered
Case52-CA	2566363	***	Allowed
Case52-CN	200580016449.6	***	Granted/Registered
Case52-EP	1765860	***	Granted/Registered (CH, DE, DK, FR, GB, IE, NL)
Case52-JP	4773434	***	Granted/Registered
Case52-NZ	550810	***	Granted/Registered
Case52-US	8143376	***	Granted/Registered
Case52-	8008438	***	Granted/Registered

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

14

Case Ref.	Official No.	Title	Case Status
US1
Case52-US2	8367804	***	Granted/Registered
Case52-US3	13/429944	***	Under Examination
Case52-ZA	2006/09461	***	Granted/Registered
Case53-WO	WO2005/114215	***	International phase complete
Case53-AU	2005246073	***	Granted/Registered
Case53-CA	2567349	***	Granted/Registered
Case53-CN	200580015878.1	***	Granted/Registered
Case53-EP	1756278	***	EP Granted (CH, DE, FR, GB, IE)
Case53-HK	1105995	***	Granted/Registered
Case53-JP	4972549	***	Granted/Registered
Case53-NZ	550815	***	Granted/Registered
Case53-US	7608410	***	Granted/Registered
Case53-ZA	2006/09462	***	Granted/Registered
Case58-WO	WO2006/000830	***	International phase complete

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

15

Case Ref.	Official No.	Title	Case Status
Case58-EP	1791865	***	EP Granted (AT, BE, CH, DE, DK, ES, FR, GB, IE, IT, LU, NL, SE)
Case58-JP	2007-518692	***	Under Examination
Case58-US	8361794	***	Granted/Registered
Case58-US1	13/716817	***	Under Examination
Case 82-WO	WO2006/125962	***	International phase complete
Case91-WO	WO2008/038002	***	International phase complete
Case91-EP	07823938.1	***	Under Examination
Case91-US	12/443078	***	Under Examination
Case106-WO	WO2008/039818	***	International phase complete
Case106-US	8088379	***	Granted/Registered
Case106-US1	13/304841	***	Under Examination
Case118-USprov	61/917607	***	Application filed
Case118-	1322430.8	***	Application filed

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

16

Case Ref.	Official No.	Title	Case Status
GBprov
Case120-WO	PCT/GB2013/053320	***	Application filed
Case121-USprov	61/953114	***	Application filed
Case121-GBprov	1404536.3	***	Application filed
Case123-GBprov	1405078.5	***	Application filed
Case125-GBprov	1313377.2	***	Application filed
Case126-USprov	61/894994	***	Application filed
Case126-GBprov	1318804.0	***	Application filed

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

17

Schedule 4

PREVENTION OF CORRUPTION — THIRD PARTY GUIDELINES

The GSK Anti-Bribery and Corruption Policy (POL-GSK-007) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a Third Party or otherwise) conducts business.  POL-GSK-007 requires all GSK employees and any Third Party acting for or on behalf of GSK to ensure that all dealings with third parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business.  GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-parties acting for or on behalf of the GSK.

Corrupt Payments — GSK employees and any Third Party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorise, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business.

Government Officials — Although GSK’s policy prohibits payments by GSK or third parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section).

Facilitating Payments — For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited.

GLOSSARY

The terms defined herein should be construed broadly to give effect to the letter and spirit of the ABAC Policy.  GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorizing payments prohibited by this policy will not be tolerated.

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or provision of any other asset, even if nominal in value.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorizations of or payments of anything of value.

Government Official shall mean:

•                  Any officer or employee of a government or any department, agency or instrument of a government;

18

•                  Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government;

•                  Any officer or employee of a company or business owned in whole or part by a government;

•                  Any officer or employee of a public international organization such as the World Bank or United Nations;

•                  Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or

•                  Any candidate for political office.

19

Schedule 5

R&D POLICY PRINCIPLES

A.  Ethical Conduct Requirements

Ethical Conduct

The Parties are committed to the highest standards of conduct in all aspects of their respective businesses and to conduct their business with honesty and integrity, and in compliance with all applicable legal and regulatory requirements.

•                  Always act with integrity and honesty and protect the Parties’ public image and reputation in relationships with customers, competitors, suppliers, business partners and staff

•                  Promptly raise any concerns about possible unethical or illegal conduct

•                  Be free from actual or potential conflicts of interest that might influence, or appear to influence their judgment or actions when performing duties on behalf of the Parties

•                  The Parties’ reputation and the respect of those who deal with the Parties must not be put at risk by acceptance of any entertainment, gifts or favours intended or perceived by others to influence their business judgment

•                  Communications with external audiences, i.e., Investors and the Media, should be managed through appointed company spokespersons to minimize risk to the Parties’ reputation

•                  Provide accurate and reliable information in records submitted, safeguard the Company’s confidential information, and respect the confidential information of other parties with whom the Company does business or competes

Management of Human Safety Information

The safeguarding of human subjects participating in clinical trials and patients who use devices or take investigational or licensed medicinal products, certain consumer healthcare products, vaccines, or biological products (the foregoing collectively referred to as the “Products”) is of paramount importance. Products would also include blinded, placebo, or control agents used in clinical studies.  Therefore, the Parties require a framework for management of Human Safety Information. The framework includes, but is not limited to:

•                    Safety reviews of Products to evaluate emergent safety data

•                    Creation of appropriate committees and safety departments to proactively address human safety throughout Product development

•                    Reporting of Human Safety Information to safety departments in a timely fashion.  This includes any information relating to human health and/or wellbeing arising following exposure of humans to products including reports of drug abuse or overdose, reports of drug interaction, or information received as part of product complaints

Care and Ethical Treatment of Animals in Research

•                  Animals should be used in research only when required by regulatory authorities or where there are no alternatives through adherence to the “3R” Principles—reducing the number of animals used, replacing animals with non-animal methods whenever

20

possible and refining the research techniques used.  In addition, the Parties include two more R’s:  Responsibility and Respect for animals involved in animal research.

•                  The Parties believe in using the highest standards for the humane care and treatment of all animals used in research, development and testing, including adherence to the principles (listed below), and all applicable legal and regulatory requirements, with a default to which ever is more stringent.

•                  Access to species appropriate food and water

•                  Access to species specific housing, including species appropriate temperature and humidity levels

•                  Access to humane care and a program of veterinary care

•                  Animal housing that minimizes the development of abnormal behaviours and allows for normal species specific behaviour,

•                  Adherence to principles of replacement, reduction and refinement in the design of in vivo studies

•                  Study design reviewed by institutional ethical review panel

•                  Commitment to minimizing pain and distress during in vivo studies

•                  Work performed by appropriately trained staff

•                  No Great Apes should be used for research

B.  Requirements for Engaging External Experts and Healthcare Professionals

Use of External Experts within R&D

The Parties believe that the engagement of external experts in R&D should be done in accordance with the following principles:

•               There must be a legitimate need for the services of the expert that cannot be fulfilled in-house, and the minimum number of experts needed should be used

•               Selection of experts should be based solely on the expert’s qualifications and expertise in the subject matter for which such expert is retained

•               The expert’s services must be documented in a written signed agreement

•               Compensation must be based on fair market value for the services provided

•               Reimbursement or pre-payment for costs associated with travel, lodging, meals and hospitality (i.e. refreshments, background music at meetings) for an expert are acceptable if permitted by all law for the location in which the services are rendered and are modest in value

•               Experts shall not receive any gifts of any value, especially where the expert is also a healthcare professional

•               Gift includes anything of value, regardless of amount, given to show friendship, appreciation, or support, including meals, entertainment or recreational activities (excludes fair market value for services rendered).

•               Healthcare Professionals includes, but is not limited to, physicians, their allied health professionals, and medical office staff.  This term also applies to pharmacists and employees of pharmacy benefit managers.

21

C. Requirements for Funding for Charitable Donations and External Science/Medical Programs

Charitable Donations

Charitable donations to an eligible Health-Related Organization are allowed.  Charitable donations of either funds or in-kind support are permitted if they are for the purpose of advancing the general mission of an eligible, health-related recipient organization and if they are not tied or directed to a specific event or program.

To be considered eligible for a donation, the health-related organization must meet all of the following:

•                  Non-profit organization

•                  The organization’s principle mission involves advancing science, medicine, or public health (collectively, a “health-related” mission)

•                  The organization does not prescribe, purchase or recommend the Parties products, unless the request for a charitable donation for such an organization is for a widely publicized fund-raising event or campaign in support of the health-related mission of the organization

•                  The organization, as well as its management and leadership, are independent of the control of the Parties or undue influence of any of the Parties’ employees or agents

•                  Even if the health-related organization is eligible to receive a charitable donation, the donation may not be provided if a donation is intended:

•                  As a means of rewarding the prescribing, recommending, or use of the Parties products or services, including the influencing of formulary inclusion or placement

•               As a means of promoting the use of the Parties products or services. Return on investment (ROI) analyses are not permitted

•                  As a means of supporting political causes or candidates

•                  As a means of supporting any organization or activity without a direct and bona fide scientific, medical, or public health purpose

General Requirements for US Independent Medical Education

Funding for External Science/Medical Programs (FESMP) means financial support of specific activities intended to further the progress of science, scientific/medical education, and the public health, for which the Parties will not take any intellectual property or other proprietary interest.

•                  A recipient of FESMP must be reasonably qualified to conduct high quality educational programs, research, or other activity being funded

•                  FESMP is not permitted if used as a means of rewarding the prescribing, recommending, or use of the Parties products or services, including the influencing of formulary inclusion/placement

•                  A recipient of FESMP must agree to make meaningful disclosure of any financial sponsorship from the partner

•                  FESMP may not be “expensed” or paid with the personal funds of an employee or contractor, and then reimbursed

•                  FESMP is not permitted as a means of supporting political causes or candidates

•                  FESMP is not permitted if used as a means of supporting any organization or activity without a direct and bona fide scientific, medical, or public health purpose

•                  FESMP must comply with all substantive and procedural requirements established by the law where the program or activity potentially being funded will take place

22

D.  Clinical Research Requirements

Maintaining the Confidentiality of Protected Medical Information

The Parties respect the confidential nature of protected medical information (PMI) originating from both healthy and patient volunteers involved in clinical, genetic, and other research work or from staff employed by the Parties. Therefore, a framework should be in place to safeguard PMI against inappropriate collection, retention, use and disclosure (in addition to compliance with law and regulations).

Safeguards include, but are not limited to:

•                  Collecting PMI only for specific and lawful purposes

•                  Collecting, retaining, using, reusing, and disclosing PMI only with valid consent or as otherwise permitted by law or regulation

•                  PMI obtained from external sources is treated as a re-use and all reuse must be consistent with the original informed consent

•                  Retention of PMI only for as long as business activities or scientific research requires and retention of only the minimum amount of identifying information necessary

•                  Ensuring the physical and technological security of PMI

•                  Not using PMI in external publications

•                  Never transferring PMI from the pharmaceutical R&D division to the marketing function unless permission is obtained from the individual

If PMI is collected that indicates the need for immediate clinical intervention, that information will be communicated to the study investigator or physician of record where such PMI relates to information collected under a Clinical Trial.  Where such PMI relates to Adaptimmune’s internal blood donors said donor shall be informed and directed to see their physician in accordance with Adaptimmune’s blood collection policies.

Personally Identifiable Information (PII) means information which identifies a specific individual including but not limited to, name, address, and national identification numbers (e.g. Social Security Number)

Protected Medical Information (PMI) is PII that describes clinical and medical conditions, genetic status, treatment of conditions, health status, sexual orientation, ethnic origin, etc and includes both encoded clinical trial data and overtly identifiable data.

Standards for Collecting, Obtaining and Using Human Biological Samples in Research

ARTICLE 1The Parties respect the interest of donors of human biological samples used in research and require that certain standards should apply to the collection, obtaining and use of such human biological samples, as set forth below.

ARTICLE 2

•                  Ensure that samples are collected with informed consent and ethics committee/ Institutional Review Board (IRB) approval in accordance with the applicable research requirements of Good Clinical Practice (International Conference on Harmonization). Additionally, through informed consent, donors must be made aware that the research is being undertaken by a commercial entity and that, where applicable, the research involves the analysis of DNA and /or medical information.

•                  When obtaining samples from another entity that collected the samples for reasons

23

unrelated to the Parties, confirmation that the entity complied with relevant requirements for informed consent, ethics committee/IRB approval and data privacy is required

•                  Human biological samples must be used only for purposes that are consistent with the consent obtained and in compliance with relevant laws and regulations

•                  Additional individual donor consent and ethics committee/IRB approval should be obtained when the research use intended is inconsistent with /beyond the scope of the original consent. Additional consent should also be obtained if the original consent did not include analysis of DNA (if relevant to the research proposal) or use of any associated medical information (if relevant to the research proposal).

•                  In general, cell lines (e.g. HeLa), derivatives (e.g. isolated proteins) and preparations of human biological materials (e.g. sub-cellular fractions) that are well established and made available for research use, do not require re- consent and/or ethics committee/IRB approval for the intended research use

•                  Proposals to collect, obtain, or use human embryonic or foetal samples for research should be carefully reviewed and such research must have the potential to benefit patients

Conduct and Public Disclosure of Human Subject Research

The Parties carry out human subject research in accordance with the ethical principles of respect for persons, beneficence, and justice.  Such research conforms to high ethical, medical and scientific standards.  Specific principles for different types of human subject research are set forth below.

All Human Subject Research

All human subject research must be conducted in accordance with the following principles:

•                  Human subject research is conducted in accordance with the ethical principles of respect for persons, beneficence and justice

•                  Human subject research always has a legitimate scientific purpose and is not designed with the objective of rewarding healthcare professionals for using, purchasing, recommending, or prescribing the Parties’ products

•                  Sales/marketing/commercial staff generally does not participate in the initiation or conduct of human subject research

•                  Placebo controlled studies are conducted only when there are scientifically sound methodological reasons, where the risks are minimized and reasonable in relation to the knowledge gained, and when patients who receive placebo will not be subject to any additional risk of harm

•                  The standard of care required by the study design is, as a minimum, consistent with local standards of care

•                  Human subject research should be publicly disclosed and ideally published in the searchable, peer reviewed, scientific literature

In most circumstances, summary protocols and summary results of clinical studies are posted on publicly available registers and/or in the scientific literature within appropriate timelines.

•                  External proposals for additional analyses of human subject research studies are assessed for scientific merit and undertaken as collaborations between in-house scientists and the proposer.

24

•                  Clinical studies are never terminated for solely financial reasons.

Interventional Human Subject Research

In addition to the foregoing general principles applicable to all human subject research, the following principles apply to the conduct of Interventional Human Subject Research:

•                  Interventional human subject research is conducted in accordance with the ethical principles of the Declaration of Helsinki, the principles of ICH GCP E6, ICH E11 (paediatrics)

•                  Interventional studies of medicinal and other products are conducted in countries where the products are expected to be sold in and suitable for the wider community of the country

•                  All interventional human subject research is conducted only with the approval of Institutional Review Boards or Independent Ethics Committees

•                  When interventional human subject research is conducted in developing countries, the Parties seek agreement with key interested external parties in the country on the conduct of the research, including the standard of care provided during the study, the scientific rationale for interventions, including placebo, the provision of healthcare for subjects after the study, and the fate of any capacity built for the conduct of the study

•                  All interventional human subject research requires the informed consent of subjects (or their legal representative) who participate in the research

•               When nationally licensed medicinal products that are not the subject of the research study are required for the routine care of a patient during the conduct of the study, the Parties only fund these when they are not funded by the normal healthcare infrastructure and there is assurance that they or suitable alternatives will be available and funded after the study while the medical need exists

•                  For diseases/conditions that continue beyond the end of an interventional study, the Parties must be assured the healthcare system is able to provide, and will take responsibility for, the continued care of study subjects

•                  When there is a compelling medical rationale for patients who have derived measurable medical benefit from an investigational medicinal product during an interventional study to continue to receive that product after the study, the Parties endeavor to provide that treatment either through additional clinical studies or through expanded access programs

•                  The Parties provide investigators with the summary results of interventional studies in which they participate, and encourages investigators to inform their subjects of the results

Meta-analyses and Pooled Analyses

The following principles apply to research that uses data from more than one previously conducted clinical study (Meta-analyses and Pooled Analyses):

•                  Research utilizing data from the Parties’ previous clinical studies in a manner inconsistent with, or beyond the scope of, the original informed consent requires re-consent of the subjects, or if this is not practical, IRB/IEC approval.  If this is not practical, the data are anonymized

•                  The Parties review, before submission for publication, any proposed manuscripts, presentations or abstracts prepared by research collaborators which originate from the Parties human subject research studies (including the Parties supported studies)

25

Non-Interventional (observational) Human Subject Research

The following principles apply to Non-interventional (observational) human subject research:

•                  For observational studies where clinical data are collected by or on behalf of the Parties specifically for the purpose of the research, the Parties abide by the local legal requirements and regulations for informed consent for the use of these data and IRB/IECs approval is obtained

•                  For observational studies using healthcare databases, the Parties are assured that there is compliance with relevant legal requirements for data privacy and that patients have provided informed consent for the use of their data in research, or IRB/IEC approval has been obtained for that use; or other measures to protect privacy are in place (e.g. the data are anonymized)

26

Schedule 6

Invoice Instructions

Adaptimmune shall send each invoice in pdf format, specifying the total amount payable to the Alliance Manager.

Invoices must:

-                    be on Adaptimmune company letterhead

-                    set out Adaptimmune’s bank details as noted below

-                    have a contact name and contact number

-                    contain an invoice date and invoice number

-                    reference and state the contractual clause the invoice relates to

-                    include payment terms with reference to the relevant contract clause (i.e. 60 days after receipt of invoice)

-                    where payments include VAT, invoices also must be valid VAT invoices per Regulation 14 of the Value Added Tax Regulations (Statutory Instrument 1995/2518)

-                    be addressed to:

***

Adaptimmune Bank Details:

***

Adaptimmune Ltd Finance Dept Contact Details:

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

27

Schedule 7

Technology Transfer

Full access by GSK and copies provided to GSK (including electronic) of all material, data, reports and documents will include, but not limited to the following, with the intent of all material supplied that are required to support development and obtain and maintain regulatory filing(s) and approval(s).  The requirements only apply where a Therapy has progressed to a point in development where an item listed in this Schedule 7 is expected to exist as agreed by the JPT, JMC and JSC (e.g. it is not expected that clinical inventory will be available for an asset transferred at Clinical Development Candidate Selection).

CMC

Contacts	***

Materials	***

***

***

***

***

***	***

***

***

***

***	***

***

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

28

***

***

***

***

***	***

***

***

***

***

***

***

***

***

***	***

***

***	***

***

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

29

Regulatory	***

Environmental, Health and Safety	***

***

***

***

***

Contacts	***

Outsourced Activities	***

Documents	***

Data Listings and Data Sets	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

30

Schedule 8

Nomination Notice

Under the Collaboration and License Agreement executed on May 30, 2014 GSK hereby nominates the following as a Nominated Target.

Date Nominated:

Target name:

Protein identification number:

Target protein sequence:

Date received by Adaptimmune:

Authorized for nomination on behalf of GSK

By:

Name:

Title:

Date:

Accepted/ Rejected [option to be inserted on signature] on behalf of Adaptimmune Limited

By:

Name:

Title:

Date:

31

Schedule 9

Agreed Press Release

EMBARGOED FOR PUBLICATION OR TRANSMISSION TO 07:00 HRS GMT ON [XXXX] 2014

Adaptimmune enters strategic cancer immunotherapy collaboration with GlaxoSmithKline to develop and commercialise novel cell-based therapies

(Oxford, UK and Philadelphia, PA, [XXXXXX] 2014).  Adaptimmune Limited, a leading biotechnology company developing TCR engineered T-cells to treat cancer, today announced that it has entered into a strategic collaboration and licensing agreement with GlaxoSmithKline (GSK) for the development and commercialisation of its lead clinical cancer programme.

Using its unique T-cell receptor (TCR) engineering technology, Adaptimmune has created TCRs which are deployed to target the cancer testis antigen, NY-ESO-1, and other targets. The company’s trials in the NY-ESO-1 programme in multiple myeloma, melanoma, sarcoma and ovarian cancer in the US are generating encouraging results, with European trials set to commence shortly, and it has a pipeline of follow-on programmes.

Under the terms of the agreement, Adaptimmune will co-develop its NY-ESO-1 clinical programme and associated manufacturing optimisation work together with GSK.  GSK will have an option on the NY-ESO-1 programme through clinical proof of concept, anticipated during 2016, and, on exercise, will assume full responsibility for the programme. The companies will also co-develop other TCR target programmes and collaborate on further optimization of engineered TCR products.

According to the agreed development plan, the deal could yield payments in excess of $350 million to Adaptimmune over the next seven years, with significant additional development and commercialisation payments becoming due in subsequent years if GSK exercises all its options and milestones continue to be met. In addition, Adaptimmune would also receive tiered royalties ranging from single to double digits on net sales.

As part of its strategic commitment to the collaboration, Adaptimmune will immediately commence work on further TCR programmes with GSK.

James Noble, Chief Executive Officer of Adaptimmune, commented: “We are delighted to collaborate with GSK, a leading pharmaceutical company which has made a strategic commitment to immuno-oncology. Its substantial development and manufacturing expertise in key areas will be invaluable as we work together to accelerate the development of our programmes and bring potentially breakthrough cancer therapies to patients.”

Axel Hoos, Vice President of Oncology R&D and Head of Immuno-Oncology of GSK, said: “We are very pleased to be working with Adaptimmune to co-develop new treatments in cancer immunotherapy, an exciting area of core strategic focus for GSK Oncology R&D. We believe that Adaptimmmune’s T-cell receptor engineering technology will be synergistic with the growing immuno-oncology portfolio of GSK and leverage our existing expertise in autologous cell gene therapy. Together this combination of capabilities offers an opportunity for significant progress in the use of the body’s immune system to fight cancer.”

-ENDS -

Contact

Margaret Henry

Head of PR

Adaptimmune Ltd, UK

T: +44 (0)1235 430036

Mob: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com

Images:

James Noble, Chief Executive Officer of Adaptimmune.

T cell (grey) killing a tumour cell (yellow)

Adaptimmune laboratory — Scientists growing research cells

Notes for editors

About Adaptimmune

Adaptimmune is focused on the use of T cell therapy with engineered T cell receptors to treat cancer and infectious disease. Established in July 2008 with a research base in Oxford, UK and a clinical base in Philadelphia, US, the company aims to utilise the body’s own machinery — the T cell — to target and destroy cancerous or infected cells by using engineered, increased affinity T cell receptor (TCRs) as a means of strengthening natural patient T cell responses. Adaptimmune undertakes all of its own research and development using proprietary T cell receptor engineering technology co-developed and co-owned with its sister company Immunocore Ltd (formerly Avidex/MediGene) but exclusively licensed for T cell therapy to Adaptimmune. Backed by private investors, Adaptimmune is in the clinic in the US in multiple cancer indications with its engineered TCR to the NY-ESO-1/LAGE-1 cancer testis antigen.

European trials will shortly commence and the company recently announced that it is taking a second T cell-based therapy into clinical trials in triple negative breast cancer in 2015, supported by a major grant from the UK’s Technology Strategy Board.

For more information please visit: http://www.adaptimmune.com

Schedule 10 — Example of Gross to net deductions

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Schedule 11

Approved Subcontractors

	Address	Role in Programme
***	Adaptimmune LLC University City Science Center 3711 Market Street, 8th Floor Philadelphia, PA 19104 USA	Co-ordination of all US Clinical and Regulatory activities

Contract Research and Manufacturing Organisations

CRO Name	Address	Role in Programme	Contract Location

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

Other Contract Organisations	Address	Role in Programme	Contract Location

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***	***	***	***

CMO	Address	Role in Programme	Contract Location

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

Hospitals

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***	***	***	***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Schedule 12

Due Diligence Dataroom Contents

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Schedule 13

Collaboration Program IP Examples

By way of example only:

***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit A - Lead Candidate Criteria, Clinical Development Candidate Criteria, Second Target Program CMC Criteria, and Initial Target Program Criteria

Section A - Lead Candidate Criteria

Success Criteria	Required metrics
Lead Validation, Cloning, Engineering & Commitment to Preclinical Assessment

***	***

***	***

***	***

Section B - Clinical Development Candidate Criteria

Success Criteria	Required metrics
Preclinical Safety and Efficacy, Pre-IND data package prior to IND submission

***	• ***

***	• ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Success Criteria	Required metrics

***	• ***

***	• ***

Section C – Second Target Program CMC Criteria (if GSK elects for Adaptimmune to conduct the CMC activities)

Success Criteria	Required Metrics
CMC

***	• ***

***	• ***

Section D – Initial Target Program Criteria

Success Criteria	Required Metrics
Additional Clinical Development Candidate package for Generation 2

***	• ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Success Criteria	Required Metrics

***	• ***

CMC

***	• ***

***	• ***

***	• ***

***	• ***

Clinical

***	• ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Success Criteria	Required Metrics

Companion Diagnostic

***	• ***

***	• ***

***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.